Exhibit 10.33 OFFICE LEASE LOGAN BUILDING LLC “LANDLORD” WITH VISUALANT INCORPORATED “TENANT” BUILDING: LOGAN BUILDING SUITES: 810 and 815 DATED: December 13, 2016

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EXHIBIT A: LEGAL DESCRIPTION OF PROPERTY

EXHIBIT B: FLOOR PLATE SHOWING PREMISES

EXHIBIT C: WORK LETTER

RIDER ONE: RULES

RIDER TWO: GREEN ADDENDUM

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OFFICE LEASE

THIS OFFICE LEASE (“Lease”) is made and entered into as of this 13th day of December, 2016, by and between LOGAN BUILDING LLC, a Delaware limited liability company (“Landlord”), and VISUALANT INCORPORATED, a Nevada corporation (“Tenant”). In consideration of this Lease, Landlord and Tenant covenant and agree as follows:

SECTION 1:  BASIC PROVISIONS

This Section contains the basic lease provisions between Landlord and Tenant.

A. Building:
500 Union Street, Seattle, Washington 98101 (“Building”), located on a portion of the real property legally described in Exhibit A attached hereto (“Property”).

B. Premises:
Suites 810 and 815 in the Building as identified in Exhibit B.

C. Commencement Date:
January 1, 2017, subject to Section 3.

D. Expiration Date:
January 31, 2022, subject to Section 3.

E. Rentable Area:
The rentable area of the Premises shall be deemed to contain 943 rentable square feet (“RSF”), subject to Section 31(O).

F. Tenant’s Share:
00.80%, subject to Section 4 and Section 31(O).

G. Base Rent:
From the Commencement Date through the Expiration Date, as further described in Section 4, as follows:

Months 1 – 12*:
$34.00/RSF/year ($2,671.83 per month)
Months 13 – 24:
$35.00/RSF/year ($2,750.42 per month)
Months 25 – 36:
$36.00/RSF/year ($2,829.00 per month)
Months 37 – 48:
$37.00/RSF/year ($2,907.58 per month)
Months 49 – 60:
$38.00/RSF/year ($2,986.17 per month)
Month 61:
$39.00/RSF/year ($3,064.75 per month)

*Tenant shall be entitled to an abatement of Base Rent in the amount of $2,671.83, which amount shall be credited against Base Rent for the first calendar month of the Term.

H. Additional Rent:
Tenant shall pay Tenant’s Share of Taxes and Tenant’s Share of Expenses in excess of such amounts for the period September 1, 2016 – August 31, 2017 (“Base Year”) as further described in Section 4.

I. Permitted Use:
Executive and administrative office use, subject to Section 8.

J. Deposits:
$5,070.00, which Landlord already holds and will not be increased, and shall be subject to Section 7.

K. Parking:
Tenants at the Logan Building may arrange for parking spaces at the neighboring US Bank Center garage (“Garage”), subject to availability of parking spaces within the Garage and payment of the Garage’s then applicable monthly rate.

L. Broker (if any):
Scott Driver of Scott Driver & Co., P.S., as Tenant's broker

Oscar Oliveira, Damon McCartney and David Marks of Broderick Group, Inc., as Landlord's broker

M. Guarantor(s):
N/A.

N. Riders/Exhibits:
Exhibit A (Property)
Exhibit B (Premises)
Exhibit C (Work Letter)
Rider One (Rules)
Rider Two (Green Addendum)

O. Landlord’s Notice Address (subject to Section 24):

Logan Building LLC
c/o Unico Properties LLC
Attn: Senior Vice President / CFO
1215 Fourth Avenue, Suite 600
Seattle, WA 98161

With a copy to:

Logan Building LLC
c/o Unico Properties LLC
Attn: Logan Building Property Manager
1215 Fourth Avenue, Suite 600
Seattle, WA 98161

P. Tenant’s Notice Address (subject to Section 24):

Visualant Incorporated
Attn: Office Manager
The Logan Building
500 Union Street, Suite 810
Seattle, WA 98101

Q. Rent Payments:
Rent shall be paid to the following, or to such other parties and addresses as to which Landlord shall provide advance notice:

Logan Building LLC
c/o Unico Properties LLC
Attn: Accounts Receivable
1215 Fourth Avenue, Suite 600
Seattle, WA 98161

The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease. The terms of this Section, and the terms defined in Section 31 and other Sections, shall have the meanings specified therefor when used as capitalized terms in other provisions of this Lease or related documentation (except as expressly provided to the contrary therein).

SECTION 2:   PREMISES AND PREPARATION OF PREMISES

A. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises subject to the provisions herein contained. Tenant agrees to accept the Premises “as is” without any agreements, representations, understandings or obligations on the part of Landlord to construct any improvements within the Premises other than the Tenant Improvements, if any, described in Exhibit C, or to perform any repairs or maintenance to the Premises or Building except as expressly provided under this Lease. Tenant further acknowledges that, except as otherwise expressly stated in this Lease, Landlord has not made any representation or warranty (express or implied) with respect to the habitability, condition or suitability of the Premises, Building or Property for Tenant’s purposes or any particular purpose.

B. Preparation of Premises. The obligations of Landlord and Tenant to perform work and supply materials and labor to prepare the Premises for Tenant’s occupancy shall be as set forth in Exhibit C attached hereto and incorporated herein. Landlord’s obligation, if any, for completion of the Premises (“Landlord’s Work”) shall be defined and limited by said Exhibit C, and Landlord shall not be required to furnish or install any item not indicated thereon. Any additional alterations or improvements to the Premises beyond those set forth on Exhibit C shall be at Tenant’s sole cost and expense and subject to all provisions of Section 10, including without limitation the prior approval of Landlord. Taking possession of the Premises by Tenant shall be conclusive evidence the Premises were, on that date, in good, clean and tenantable condition and delivered in accordance with this Lease, unless set forth otherwise in a mutually agreed upon written “punch list.”

C.           Governing Property Documents. The Property is subject to and governed by that First Amended and Restated Pacific First Center/Logan Building Agreement recorded under King County Recording No. 8704210116, as amended by any other amendments thereto hereafter adopted (collectively, “Governing Property Documents”). Tenant’s use of the Premises, Property and Common Areas, and rights and interest in this Lease, all are subject to the Governing Property Documents, and Tenant shall be responsible for complying with those requirements in the Governing Property Documents applicable to Tenant’s use of the Premises. Additions and modifications to Governing Property Documents shall be binding on Tenant upon delivery of a copy of them to Tenant.

SECTION 3:  TERM AND COMMENCEMENT

A. Term and Confirmation. The term (“Term”) of this Lease shall commence on the Commencement Date and end on the Expiration Date as specified in Section 1 above, unless sooner terminated as provided herein, subject to adjustment as provided below and the other provisions hereof. If the Commencement Date is advanced or postponed as provided below, the Expiration Date set forth in Section 1 shall not be changed, unless Landlord so elects by notice to Tenant. Tenant shall execute a confirmation of the Commencement Date and other matters in such form as Landlord may reasonably request within ten (10) days after requested (but nothing herein shall require Landlord to so request); any failure to respond within such time shall be deemed an acceptance of the matters as set forth in Landlord’s confirmation. If Tenant disagrees with Landlord’s adjustment of the Commencement Date, Tenant shall pay Rent and perform all other obligations commencing on the date determined by Landlord, subject to refund or credit when the matter is resolved.

B. Adjustments to Commencement Date. The parties acknowledge that the Commencement Date specified in Section 1 is an estimated date. This Lease shall commence on the Commencement Date specified in Section 1 if Landlord’s Work is Substantially Complete (as that term is defined in Exhibit C) by such date but otherwise the Commencement Date shall be adjusted to be the first to occur of the following events: (i) the date Landlord provides Tenant notice that Landlord’s Work is Substantially Complete; (ii) the date on which Tenant takes possession or commences beneficial occupancy of the Premises; or (iii) if Substantial Completion of Landlord’s Work is delayed in whole or in part due to Tenant Delay (as that term is defined in Exhibit C), then the date determined by Landlord as the date upon which Landlord’s Work would have been Substantially Complete, but for Tenant’s acts or omissions. In no event shall Landlord have any liability for loss or damage to Tenant resulting in any delay in the Commencement Date, nor shall Tenant have any right to terminate this Lease, and Tenant’s sole recourse shall be the postponement of Rent and other obligations until the Commencement Date is established as set forth above.

C. Early Access. If Landlord’s Work is Substantially Complete prior to the Commencement Date specified in Section 1, upon reasonable notice from Tenant to Landlord, Tenant shall be entitled to enter the Premises for fixturing and move in purposes provided (i) Tenant shall not interfere with Landlord’s completion of Landlord’s Work and shall coordinate its activities and comply with Landlord’s directives, (ii) all provisions of this Lease other than those relating to payment of Rent shall apply to any such pre-commencement entry (including without limitation all insurance, indemnity and freedom from lien provisions), and (iii) Tenant shall not beneficially occupy the Premises (or any part thereof) or commence business operations from the Premises (or any part thereof) during such period.

SECTION 4:  BASE RENT AND ADDITIONAL RENT

A. Base Rent. Subject to adjustment for expenses, taxes and required capital expenditures as set forth in this Section 4, Tenant shall pay Landlord the monthly Base Rent set forth in Section 1 in advance on or before the first day of each calendar month during the Term. The Base Rent for any fractional month occurring prior to the Rent Abatement Period and for the first full month of the Lease Term which occurs after the expiration of the Rent Abatement Period shall be paid by Tenant at the time of Tenant’s execution of this Lease.

B. Taxes and Expenses. Tenant shall pay Landlord “Tenant’s Share of Taxes” and “Tenant’s Share of Expenses” in the manner described below. All such charges shall be deemed to constitute “Additional Rent” which shall be deemed to accrue uniformly during the calendar year in which the payment is due.

(i) During each calendar year after the Base Year identified in Section 1(H) above, Tenant agrees to pay as “Additional Rent” for the Premises, “Tenant’s Share” (defined below) of all increases in Taxes and Expenses incurred by Landlord in the operation of the Building and Property, over the amount of the Property Taxes and Expenses incurred by Landlord in the operation of the Building and Property during the Base Year. For purposes of this Lease, “Tenant’s Share” shall mean the ratio between the rentable area of the Premises and the rentable area of the Building. Tenant’s Share, calculated based on the initial square foot area of the Premises, is set forth in Section 1(F) above, and is subject to adjustment as set forth in Section 31(O).

(ii) Prior to or promptly after the commencement of each calendar year following the Base Year, Landlord shall give Tenant a written estimate of the anticipated increases in Taxes and Expenses over the Base Year and Tenant’s Share of such increases. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance, without deduction or offset, on or before the first day of each calendar month, with the monthly installment of Base Rent payable in accordance with Section 4(A) above. After the end of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual increases over the Base Year in the Taxes and Expenses incurred by Landlord during the applicable calendar year and Tenant’s Share thereof. If the statement shows Tenant’s Share of the actual increases exceeds the amount of Tenant’s estimated payments, within thirty (30) days after receiving the statement, Tenant shall pay the amount of the deficiency to Landlord. If the statement shows Tenant has overpaid, the amount of the excess shall be credited against installments next coming due under this Section 4; provided, however upon the expiration or earlier termination of the Lease Term, if Tenant is not then in default under this Lease, Landlord shall refund the excess to Tenant.

(iii) If at any time during any calendar year of the Lease Term (other than the Base Year) the Taxes applicable to the Building and Property change and/or any information used by Landlord to calculate the estimated Expenses changes, Tenant’s estimated share of such Taxes and/or Expenses, as applicable, may be adjusted accordingly effective as of the month in which such changes become effective, by written notice from Landlord to Tenant of the amount or estimated amount of the change, the month in which effective, and Tenant’s Share thereof. Tenant shall pay such increase to Landlord as a part of Tenant’s monthly payments of estimated Taxes or Expenses as provided above, commencing with the month following the month in which Tenant is notified of the adjustment.

(iv) For purposes of this Lease, the term “Expenses” means all costs of and expenses paid or incurred by Landlord for maintaining, operating, repairing, replacing and administering the Building and Property, including all Common Areas and facilities and Systems and Equipment, and shall include the following costs by way of illustration but not limitation: water and sewer charges; insurance premiums; license, permit, and inspection fees; heat; light; power; steam; janitorial and security services; labor; salaries; air conditioning; landscaping; maintenance and repair of driveways and surface areas; supplies; materials; equipment; tools; the cost of capital replacements (as opposed to capital improvements); the cost of any capital improvements or modifications made to the Building by Landlord that are intended to reduce Expenses, are required under any Laws not applicable to the Building or Property or not in effect at the time the Building was constructed, or are made for the general benefit and convenience of all tenants of the Building; all property management costs, including office rent for any property management office and professional property management fees; legal and accounting expenses; and all other expenses or charges which, in accordance with industry standard accounting and management practices, would be considered an expense of maintaining, operating, repairing, replacing or administering the Building or Property. Capital costs included in Expenses shall be amortized over such reasonable period as Landlord shall determine with a return on capital at the current market rate per annum on the unamortized balance or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital replacements or improvements.

(v) For purposes of this Lease, the term “Taxes” means all real estate taxes or personal property taxes and other taxes, surcharges and assessments, unforeseen as well as foreseen, which are levied with respect to the Building and Property and any improvements, fixtures and equipment and other property of Landlord, real or personal, located in the Building or on the Property and used in connection with the operation of the Building or Property and any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered in Section 15. The term “Taxes” shall also include any rental, excise, sales, transaction, privilege, or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Landlord’s business of leasing the Premises, excepting only net income, inheritance, gift and franchise taxes.

(vi) Notwithstanding anything to the contrary contained above, as to each specific category of expense which one or more tenants of the Building, at Landlord’s sole discretion, either pays directly to third parties or specifically reimburses to Landlord (e.g., separately metered utilities, separately contracted janitorial service, property taxes directly reimbursed to Landlord, etc.) such tenant(s) payments with respect thereto shall not be included in Expenses for purposes of this Section 4, but Tenant’s Share of each of such category of expense shall be adjusted by excluding from the denominator thereof the rentable area of all such tenants paying such category of expense directly to third parties or reimbursing the same directly to Landlord. Tenant shall not enter into separate contracts to provide any specific utility or service normally provided by the Building, without Landlord’s prior written consent in Landlord’s sole discretion. Moreover, if Tenant pays or directly reimburses Landlord for any such category of expense (which shall only be Landlord’s prior consent), such category of expense shall be excluded from the determination of Expenses for Tenant to the extent such expense was incurred with respect to space in the Building actually leased to or occupied by other Tenants.

(vii) Notwithstanding anything to the contrary contained above, Landlord shall have the right, from time to time, to equitably allocate some or all of the Expenses among different portions or occupants of the Building (“Cost Pools”), in good faith and in its reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of the Building, and the retail space tenants of the Building. The Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool reasonably, in good faith and in an equitable manner.

(viii) If the average occupancy of the Building is less than ninety-five percent (95%) during any calendar year, Landlord will, in accordance with industry standard accounting and management practices, determine the amount of variable Taxes and Expenses (i.e. those items which vary according to occupancy levels) that would have been paid had the Property been ninety-five percent (95%) occupied, and the amount so determined shall be deemed to have been the amount of Taxes and Expenses for such year.

C. Prorations. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months. If the Base Rent is scheduled to increase under Section 1 other than on the first day of a calendar month, the amount for such month shall be prorated on a per diem basis to reflect the number of days of such month at the then current and increased rates, respectively. If the Term commences other than on January 1, or ends other than on December 31, Tenant’s obligations to pay amounts under this Section 4 towards Taxes and Expenses for such first or final calendar years shall be prorated on a per diem basis to reflect the portion of such years included in the Term.

D. Payments After Lease Term Ends. Tenant’s obligations to pay its share of Taxes and Expenses (or any other amounts) as provided in this Lease accruing during, or relating to, the period prior to expiration or earlier termination of this Lease, shall survive such expiration or termination. Landlord may reasonably estimate all or any of such obligations within a reasonable time before, or anytime after, such expiration or termination. Tenant shall pay the full amount of such estimate, and any additional amount due after the actual amounts are determined, in each case within ten (10) days after Landlord sends a statement therefor. If the actual amount is less than the amount Tenant pays as an estimate, Landlord shall refund the difference within thirty (30) days after such determination is made.

E. Landlord’s Accounting Practices and Records. Unless Tenant takes exception by notice to Landlord within thirty (30) days after Landlord provides any statement to Tenant for any item of Additional Rent, such statement shall be considered final and binding on Tenant (except as to additional Expenses or Taxes not then known or omitted by error). If Tenant takes exception by notice within such time, Landlord may seek confirmation from Landlord’s independent certified public accountant as to the proper amount of Taxes and Expenses determined in accordance with sound accounting practices. In such case: (i) such confirmation shall be considered final and binding on both parties (except as to additional expenses or taxes not then known or omitted by error), and (ii) Tenant shall pay Landlord for the cost of such confirmation, unless it shows that Taxes and Expenses were overstated by at least five percent (5%). Pending resolution of any such exceptions, Tenant shall pay all amounts shown on such Landlord’s statement, subject to credit, refund or additional payment after any such exceptions are resolved.

F. General Payment Matters. Base Rent, Additional Rent which includes without limitation Tenant’s Share of Taxes, Tenant’s Share of Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith, are sometimes herein referred to collectively as “Rent,” and all remedies applicable to the nonpayment of Rent shall be applicable thereto. Rent shall be paid in good funds and legal tender of the United States of America without prior demand, deduction, recoupment, set-off or counterclaim, and without relief from any valuation or appraisement Laws. Rent obligations hereunder are independent covenants. In addition to all other Landlord remedies (i) any Rent not paid by Tenant when due shall accrue interest from the due date at the Default Rate until payment is received by Landlord and (ii) in addition to such interest, Tenant shall pay Landlord a service charge of two hundred fifty dollars ($250.00) or five percent (5%) of the delinquent amount, whichever is greater, if any portion of Rent is not received within five (5) business days after the due date. No delay by Landlord in providing any Rent statement to Tenant shall be deemed a default by Landlord or a waiver of Landlord’s right to require payment of Tenant’s obligations hereunder including those for actual or estimated taxes, expenses or capital expenditures. In no event shall a decrease in Taxes or Expenses, below their respective Base Year levels, ever decrease the monthly Base Rent or give rise to a credit in favor of Tenant. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

SECTION 5:  QUIET ENJOYMENT

Landlord agrees that if Tenant timely pays the Rent and performs the terms and provisions hereunder, Tenant shall hold the Premises during the Term, free of lawful claims by any party acting by or through Landlord, subject to all other terms and provisions of this Lease.

SECTION 6:  UTILITIES AND SERVICES

A. Standard Landlord Utilities and Services. Provided Tenant is not in default of this Lease, Landlord shall provide Tenant the following utilities and services:

(i) Elevator service during Normal Business Hours and the service of at least one elevator during all other hours.

(ii) Heating and cooling to maintain a temperature condition which in Landlord’s judgment provides for comfortable occupancy of the Premises under normal business operations during Normal Business Hours, but not Saturdays, Sundays or those legal holidays generally observed in the State of Washington, provided Tenant complies with Landlord’s instructions regarding use of window coverings and thermostats and Tenant does not utilize heat generating machines or equipment which affect the temperature otherwise maintained by the air cooling system. Upon request Landlord shall make available at Tenant’s expense after-hours heat or air cooling. The minimum use of after-hours heat or air cooling and the cost thereof shall be determined by Landlord and confirmed in writing to Tenant, as the same may change from time to time.

(iii) Water for drinking, lavatory, and toilet purposes.

(iv) Electricity for building-standard overhead office lighting fixtures, and equipment and accessories customary for offices (up to 280 hours per month), where: (a) the connected electrical load of all of the same does not exceed an average of 4 watts per usable square foot of the Premises (or such lesser amount as may be available, based on the safe and lawful capacity of the electrical circuit(s) and facilities serving the Premises), (b) the electricity is at nominal 120 volts, single phase (or 110 volts, depending on available service in the Building), and (c) the systems and equipment are suitable, the safe and lawful capacity thereof is not exceeded, and sufficient capacity remains at all times for other existing and future tenants, as determined in Landlord’s reasonable discretion.

(v) Janitorial service. Janitorial service as customary for comparable buildings within the market which includes vacuum cleaning of carpets and cleaning of Building standard vinyl composition tile, but no other services with respect to carpets or nonstandard floor coverings.

(vi) Maintain the windows, doors, floors and walls (exclusive of coverings), ceilings, plumbing and plumbing fixtures, and electrical distribution system and lighting fixtures in good condition and repair, except for damage caused by Tenant, its employees, agents, invitees or visitors, except that such service will not be provided as to any of the foregoing items that are not standard for the Building.

(vii) Replacement of burned out fluorescent lamps in light fixtures which are standard for the Building. Burned out lamps or other light sources in fixtures which are not standard for the Building will be replaced by Landlord at Tenant’s expense.

B. Interruptions. Landlord shall use reasonable diligence to remedy an interruption in the furnishing of such services and utilities. If, however, any governmental authority imposes regulations, controls or other restrictions upon Landlord or the Building which would require a change in the services provided by Landlord under this Lease, Landlord may comply with such regulations, controls or other restrictions, including without limitation, curtailment, rationing or restrictions on the use of electricity or any other form of energy serving the Premises. Tenant will cooperate and do such things as are reasonably necessary to enable Landlord to comply with such regulations, controls or other restrictions.

C. Non-Standard Usage. Whenever heat generating machines or equipment or lighting other than building standard lights are used in the Premises by Tenant which affect the temperature otherwise maintained by the air cooling system, Landlord shall have the right to install supplementary air cooling units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon billing by Landlord. Landlord may impose a reasonable charge for utilities and services, including without limitation, air cooling, electric current and water, required to be provided the Premises by reason of (a) any substantial recurrent use of the Premises at any time other than during Normal Business Hours (b) any use beyond what Landlord agrees to furnish as described above, (c) electricity used by equipment designated by Landlord as high power usage equipment or (d) the installation, maintenance, repair, replacement or operation of supplementary air cooling equipment, additional electrical systems or other equipment required by reason of special electrical, heating, cooling or ventilating requirements of equipment used by Tenant at the Premises. High power usage equipment includes without limitation, data processing machines, punch card machines, computers and machines which operate on 220-volt circuits. Tenant shall not install or operate high power usage equipment on the Premises without Landlord’s prior written consent, which may be refused unless (i) Tenant confirms in writing its obligation to pay the additional charges necessitated by such equipment and such equipment does not adversely affect operation of the Building, and (ii) the Building electrical capacity to the floor(s) containing the Premises will not be exceeded. At Landlord’s option, separate meters for such utilities and services may be installed for the Premises and Tenant upon demand therefor, shall immediately pay Landlord for the installation, maintenance, repair and replacement of such meters.

D. Limitation. Landlord does not warrant that any of the services and utilities referred to in this Section 6 will be free from interruption. Interruption of services and utilities shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof or render Landlord liable to Tenant for damages or loss of any kind, or relieve Tenant from performance of Tenant’s obligations under this Lease.

E. Utility Providers. Notwithstanding anything to the contrary in this Lease, Landlord shall have the sole, exclusive and absolute right to determine, select and contract with utility company or companies that will provide electricity and other basic utility service to the Building, Property and Premises. If permitted by Law, during the Term of this Lease, Landlord shall have the right at any time, and from time to time, to either contract for services from a different company or companies providing electricity or other basic utility service (each such company hereinafter an “Alternate Service Provider”) or continue to contract for service from the service provider(s) that is providing such utility service to the Building, Property or Premises at the Commencement Date (each the “Existing Service Provider”). Tenant shall cooperate with Landlord, the Existing Service Provider and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Existing Service Provider and any Alternate Service Provider access to the Building’s utility lines, plumbing, feeders, risers, wiring, and any other machinery or utility access ways within the Premises.

SECTION 7:   DEPOSITS

A. Security Deposit. Upon execution of this Lease, Tenant shall deposit a security deposit in the amount set forth in Section 1 with Landlord. If Tenant is in default, Landlord can use the security deposit or any portion of it to cure the default or to compensate Landlord for any damages sustained by Landlord resulting from Tenant’s default. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord to restore the security deposit to its full amount. In no event will Tenant have the right to apply any part of the security deposit to any Rent or other sums due under this Lease. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the security deposit to Tenant. Landlord’s obligations with respect to the deposit are those of a debtor and not of a trustee, and Landlord can commingle the security deposit with Landlord’s general funds. Landlord shall not be required to pay Tenant interest on the deposit. Landlord shall be entitled to immediately endorse and cash Tenant’s prepaid deposit; however, such endorsement and cashing shall not constitute Landlord’s acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid deposit. In addition, Tenant hereby grants to Landlord a security interest in all of Tenant’s tangible personal property and fixtures located at the Premises, and in all of Tenant’s intangible property used in regard to, or arising from, business conducted at or from the Premises, including but not limited to all equipment, inventory, accounts, furniture, trade fixtures, instruments, general intangibles and all other rights to payment, and the proceeds and products therefrom, and all after acquired property. This Security Agreement and this grant of a security interest is given to secure Tenant’s performance and payment of all Rent and all other obligations of Tenant to Landlord under this Lease. Tenant hereby appoints Landlord as its attorney-in-fact for the limited purpose of preparing, executing and filing on Tenant’s behalf all appropriate UCC financing statements Landlord deems reasonably necessary to perfect the security interest granted Landlord hereunder, all without further notice to Tenant.

SECTION 8:   USE, COMPLIANCE WITH LAWS AND RULES

A. Use of Premises and Compliance With Laws. Tenant shall use the Premises solely for the purposes set forth in Section 1 and for no other purpose without obtaining the prior written consent of Landlord, which shall not be unreasonably withheld for uses consistent with Landlord’s then existing use criteria for the Building. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Building for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Building, except as provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, repairs, deletions or improvements to the Building or Property as Landlord may deem necessary or desirable, without compensation or notice to Tenant, provided that such alterations, repairs, deletions or improvements shall not materially adversely affect Tenant’s use of the Premises during Normal Business Hours and in no event shall Landlord be liable for any consequential damages. Tenant shall promptly comply with all Laws affecting the Premises and the Building, as well as the Rules (defined below), and to any reasonable modifications to the Rules as Landlord may adopt from time to time. Tenant acknowledges that, except for Landlord’s obligations pursuant to Sections 9 and 30, Tenant is solely responsible for ensuring that the Premises comply with any and all Laws applicable to Tenant’s use of and conduct of business on the Premises, and that Tenant is solely responsible for any alterations or improvements that may be required by such Laws, now existing or hereafter adopted. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Building or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Building. Tenant will not perform any act or carry on any practices that may injure the Premises or the Building that may be a nuisance or menace to other tenants in the Building or that shall in any way interfere with the quiet enjoyment of such other tenants. Tenant shall not do anything on the Premises which will overload any existing parking or service to the Premises.

B. Rules. Tenant shall comply with the Rules set forth in Rider One attached hereto (the “Rules”) in addition to all other terms of this Lease. Landlord shall have the right, by notice to Tenant or by posting at the Building, to reasonably amend such Rules and supplement the same with other reasonable Rules relating to the Building or Property, or the promotion of safety, care, efficiency, cleanliness or good order therein. Nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant or visitor of the Building or Property, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance.

SECTION 9:   MAINTENANCE AND REPAIRS

Unless expressly provided otherwise in this Lease, and in addition to the provisions of Section 6(A)(vi), Landlord shall maintain, in good condition, the Common Areas of the Building, the structural parts of the Building which shall include only the foundations, bearing and exterior walls, subflooring, gutters, downspouts, and the roof of the Building and the Building Systems and Equipment; provided, in the event any such replacements, repairs or maintenance are caused by or result from Tenant’s excessive or improper use or occupation thereof or which are caused by or result from the negligence or improper conduct of Tenant, its agents, employees or invitees, the cost of such repairs shall be paid solely by Tenant and Tenant shall pay the cost thereof within ten (10) days of notice from Landlord. Except as provided above, and subject to Section 10 of this Lease, Tenant shall maintain and repair the Premises in neat, clean, sanitary and good condition, including, without limitation, maintaining and repairing all walls, storefronts, ceilings, interior and exterior doors, exterior and interior windows and fixtures, Premises’ specific systems and equipment, and interior plumbing serving the Premises as well as any damage to the Building, Property or Premises caused by Tenant, its agents, employees or invitees. If Tenant shall fail to keep and preserve the Premises in said condition and state or repair, Landlord may, at its option (but with no obligation) put or cause the same to be put into the condition and state of repair agreed upon, and in such case Tenant, on demand, shall pay the cost thereof.

SECTION 10:   ALTERATIONS AND LIENS

A. Alterations. Subsequent to the completion of any Landlord’s Work pursuant to Section 2, Tenant shall not attach any fixtures, equipment or other items to the Premises, or paint or make any other additions, changes, alterations, repairs or improvements (collectively hereinafter “alterations”) to the Premises, Building or Property without Landlord’s prior written consent, which with respect to alterations to the Premises will not be unreasonably withheld so long as Tenant is not then, nor has been, in default of this Lease (beyond any applicable cure period). If Landlord consents to any alteration, Landlord may post notices of nonresponsibility in accordance with Law. Any alterations so made shall remain on and be surrendered with the Premises upon expiration or earlier termination of this Lease, except that Landlord may, within thirty (30) days before or thirty (30) days after expiration or earlier termination hereof elect to require Tenant to remove any or all alterations at Tenant’s sole costs and expense. At the time Tenant submits plans for requested alterations to Landlord for Landlord’s approval, Tenant may request Landlord to identify which alterations Landlord may require Tenant to remove at the termination of or expiration of this Lease, and Landlord shall make such identification simultaneous with its approval (if any) of the alterations. If Landlord elects to require removal of alterations, then at its own and sole cost Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day of the term or within thirty (30) days after notice of its election is given, whichever is later.

B. Performance. In the event Landlord consents in writing to Tenant’s requested alteration of the Premises, Tenant shall only contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits and shall complete such alterations with due diligence, in a neat, clean, good and workmanlike manner and in strict compliance with the plans and specifications approved by Landlord. All such construction shall be performed in a manner which shall not interfere with the occupancy of the other tenants of the Building. All cost, expenses and fees related to or arising from construction of any alteration shall be paid by Tenant prior to delinquency. There shall also be included within the cost of any such alteration work (whether for initial tenant improvements or for any subsequent alteration) a fee to Landlord for Tenant’s use of Landlord’s personnel involved in the supervision, coordination, inspection and the like pertaining to such work. Said fee shall be ten percent (10%) of the total cost of the alteration work (including costs of plans and permits), plus Landlord’s out-of-pocket costs (if any), which shall be paid by Tenant within ten (10) days after presentment by Landlord of an invoice therefor. Landlord may impose additional reasonable conditions and rules respecting the manner and times in which such alteration work may be performed.

C. Liens. Tenant shall pay all costs for alterations when due. Tenant shall keep the Property, Building, Premises and this Lease free from any mechanic’s, materialman’s, architect’s, engineer’s or similar liens or encumbrances, and any claims therefor, or stop or violation notices, in connection with any alteration. Tenant shall remove any such claim, lien or encumbrance, or stop or violation notices of record, by bond or otherwise within ten (10) days after notice by Landlord. If Tenant fails to do so, such failure shall constitute a default by Tenant, and Landlord may, in addition to any other remedy, pay the amount (or any portion thereof) or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, or stop or violation notices, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such alterations and naming Landlord as a co-obligee. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to, or any Lender’s interest in, the Building, Property or Premises to any such claims, liens or encumbrances, or stop or violation notices, whether claimed pursuant to statute or other Law or express or implied contract.

D. Construction Insurance. In addition to the requirements of Section 11 below, in the event that Tenant makes any alterations, prior to the commencement of such alterations, Tenant shall provide Landlord with evidence that Tenant or its general contractor, as appropriate, carries “Builder’s All Risk” insurance or its equivalent in an amount approved by Landlord covering the construction of such alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such alterations shall be insured by Tenant pursuant to Section 10 of this Lease immediately upon completion thereof.

SECTION 11:  INSURANCE AND WAIVER OF SUBROGATION

A. Insurance. During the term of this Lease, Tenant, at its sole cost and expense, shall continuously maintain the following types of insurance coverages:  (i) All Risk or Causes of Loss - Special Form property insurance, including fire and extended coverage, sprinkler leakage, vandalism, malicious mischief, wind and flood coverage, covering full replacement value of all of Tenant’s personal property, trade fixtures and improvements and alterations in and to the Premises, with coverages that also include “Business Personal Property” and “Business Income Coverage” covering at least one year of anticipated income; (ii) both worker’s compensation insurance to the applicable statutory limit, if any, and employer’s liability insurance to the limit of $1,000,000 per occurrence; (iii) commercial general liability insurance (occurrence based) insuring Tenant against any liability arising out of its use, occupancy or maintenance of the Premises or Building, or the business operated by Tenant pursuant to the Lease, and providing coverage for death, bodily injury and disease, property damage or destruction (including loss of use), products and completed operations liability, contractual liability which includes all of Tenant’s indemnity obligations under this Lease (and the certificate evidencing Tenant’s insurance coverage shall state that the insurance includes the liability assumed by Tenant under this Lease), fire legal liability and advertising injury liability damage with a combined single limit of no less than $5,000,000 (or in the alternative a primary policy combined single limit of $2,000,000 with an Excess Limits (Umbrella) Policy in the amount of no less than $3,000,000); and (iv) Business Automobile Liability Insurance for Tenant owned vehicles (only) in the amount of $1,000,000 combined single limit (property damage and liability). The amount of any deductible or self-insured retention for the coverages described in (i) and (iii) shall not exceed Five Thousand Dollars ($5,000.00), and any deductible or self-insurance provisions under any other insurance policies required to be maintained by Tenant shall be subject to Landlord’s prior written approval, such approval not to be unreasonably withheld.

B. Additional Requirements.

(i) All insurance required to be carried by Tenant hereunder shall include the following provisions: (a) shall name Landlord, Landlord's property manager, and Landlord’s lender (if any) as additional insureds; (b) shall release Landlord (and its property manager and lender, if any) from any claims for damage to business or to any person or the Premises, the Building and the Property and to Tenant’s fixtures, personal property, improvements and alterations in or on the Premises, caused by or resulting from risks insured against under any insurance policy carried by Tenant in force at the time of such damage; (c) shall be issued by Insurance companies authorized to do business in the State of Washington, with policyholder ratings not lower than “A-” and financial ratings not lower than “VII” in Best’s Insurance Guide (latest edition in effect as of the date of this Lease and subsequently in effect as of the date of renewal of the required policies); (d) Shall be issued as (and separately endorsed as) a primary and noncontributory policy as such policies apply to Landlord (except for workers compensation); and (e) Shall contain an endorsement requiring at least thirty (30) days prior written notice of cancellation to Landlord and Landlord’s lender (if any), before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver certificates of such policies together with evidence of payment of all current premiums to Landlord within thirty (30) days of execution of this Lease; provided, if such certificates do not on their face evidence such terms, Tenant shall also provide full copies of such endorsements or policies as necessary to evidence that all of the coverage requirements of this Section 11 have been satisfied by Tenant. Any certificate of insurance shall designate Tenant as the insured, specify the Premises location, list Landlord (and its property manager and lender, if any) as additional insureds (with the additional insured endorsement attached thereto), and list Landlord with Landlord’s current address as “Certificate Holder.” If certificates are supplied (rather than the policies), Tenant shall allow Landlord, at all reasonable times, to inspect the policies of insurance required herein. Tenant shall take all necessary steps to renew all insurance at least thirty (30) days prior to such insurance expiration dates and shall provide Landlord a copy of the renewed certificate, prior to said policy’s expiration date. If Tenant fails at any time to maintain the insurance required by this Lease, and fails to cure such default within five (5) business days of written notice from Landlord then, in addition to all other remedies available under this Lease and applicable Law, Landlord may purchase such insurance on Tenant’s behalf and the cost of such insurance shall be Additional Rent due within ten (10) days of written invoice from Landlord to Tenant.

(ii)           It is expressly understood and agreed that the coverages required by this Section 11 represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s obligations contained in this Lease, including without limitation Tenant’s indemnity obligations hereunder. Neither shall (a) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (b) the failure of any insurance company to pay claims occurring nor (c) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant’s indemnity obligations under this Lease or any other provision of this Lease. Landlord reserves the right to require Tenant provide evidence of any additional insurance as it reasonably deems appropriate, as well as the right to require an increase in the amounts of insurance or the insurance coverages as Landlord may reasonably request from time to time, but not in excess of the requirements of prudent landlords or lenders for similar tenants occupying similar premises in the Puget Sound metropolitan area. Tenant’s occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant’s obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, such shall not constitute a waiver of Tenant’s obligations to provide the proper insurance

C. Waiver of Subrogation. Landlord and Tenant release and relieve the other, and waive the entire right of recovery for loss or damage to property located within or constituting a part or all of the Premises, the Building or the Property to the extent that the loss or damage is actually covered (and claim amount recovered) by commercial insurance carried by either party and in force at the time of such loss or damage. This waiver applies whether or not the loss is due to the negligent acts or omissions of Landlord or Tenant, or their respective officers, directors, employees, agents, contractors, or invitees. Each of Landlord and Tenant shall have their respective property insurers endorse the applicable insurance policies to reflect the foregoing waiver of claims, provided, however, that the endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable.

SECTION 12:  CASUALTY DAMAGE

In the event the Building or Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty, Landlord may, at its option, restore the Building or Premises to as near their previous condition as is reasonably possible and in the meantime the Rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof, provided, such abatement (i) shall apply only to the extent the Premises are untenantable for the purposes permitted under this Lease and not used by Tenant as a result thereof, and (ii) shall not apply if Tenant or any other occupant of the Premises or any of their agents, employees, invitees, transferees or contractors caused the damage. Unless Landlord, within sixty (60) days after the happening of any such casualty, shall notify Tenant of its election to so restore, this Lease shall thereupon terminate and end, provided, if in Landlord’s estimation the Premises cannot be restored within one hundred twenty (120) days following such destruction, Landlord shall notify Tenant and Tenant may terminate this Lease (regardless of Landlord’s intent to restore) by delivery of notice to Landlord within thirty (30) days of Landlord’s notice. Such restoration by Landlord shall not include replacement of furniture, equipment or other items that do not become part of the Building or any improvements to the Premises in excess of those provided for in the allowance for building standard items. Tenant agrees that the abatement of Rent as provided above shall be Tenant’s sole and exclusive recourse in the event of such damage, and Tenant waives any other rights Tenant may have under applicable Law to perform repairs or terminate the Lease by reason of damage to the Building or Premises.

SECTION 13:  CONDEMNATION

If at least fifty percent (50%) of the rentable area of the Premises shall be taken by power of eminent domain or condemned by a competent authority or by conveyance in lieu thereof for public or quasi-public use (“Condemnation”), including any temporary taking for a period of one year or longer, this Lease shall terminate on the date possession for such use is so taken. If: (i) less than fifty percent (50%) of the Premises is taken, but the taking includes or affects a material portion of the Building or Property, or the economical operation thereof, (ii) less than fifty percent (50%) of the Premises are taken and in the reasonable judgment of Landlord the remaining Premises are not usable for the business of Tenant, or (iii) the taking is temporary but will be in effect for more than thirty (30) days, then in either such event, Landlord may elect to terminate this Lease upon at least thirty (30) days’ prior notice to Tenant. The parties further agree that: (a) if this Lease is terminated, all Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur, (b) if the taking is temporary, Rent shall not be abated for the period of the taking, but Tenant may seek a condemnation award therefor (and the Term shall not be extended thereby), and (c) if this Lease is not terminated but any part of the Premises is permanently taken, the Rent shall be proportionately abated based on the square footage of the Premises so taken. Landlord shall be entitled to receive the entire award or payment in connection with such Condemnation and Tenant hereby assigns to Landlord any interest therein for the value of Tenant’s unexpired leasehold estate or any other claim and waives any right to participate therein, and Tenant shall make no claim against Landlord for termination of the leasehold interest or interference with Tenant’s business. Tenant, however, shall have the right to claim damages from the condemning authority for a temporary taking of the leasehold as described above, for moving expenses and any taking of Tenant’s personal property and for the interruption to Tenant’s business, but only if such damages are awarded separately in the eminent domain proceeding and not as part or in diminution of the damages recovered by Landlord.

SECTION 14:  ASSIGNMENT AND SUBLETTING

A. Consent Required. Tenant shall not, without the prior written consent of Landlord, assign this Lease or any interest therein, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant or otherwise transfer this Lease (collectively “Transfer”). Such consent shall be entirely discretionary with Landlord, except as otherwise provided in this Section 14. Consent to one such Transfer shall not destroy or waive this provision, and all subsequent Transfers shall likewise be made only upon obtaining prior written consent of Landlord. Subtenants or assignees shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant of any liability.

B. Transfers. If Tenant is a corporation, then any Transfer of this Lease by merger, consolidation or liquidation, or any change in the ownership of, or power to vote, the majority of its outstanding voting stock, shall constitute an assignment for the purpose of this Section 14. If Tenant is a partnership or limited liability company, any Transfer of this Lease by merger, consolidation, liquidation or dissolution, or any change in the ownership of a majority of the partnership or membership interests, shall constitute an assignment for the purposes of this Section 14. An assignment forbidden within the meaning of this Section includes without limitation one or more sales or Transfers, by operation of law or otherwise, or creation of new stock, by which an aggregate of more than fifty percent (50%) of Tenant’s stock shall be vested in a party or parties who are nonstockholders as of the date hereof. This Section 14(B) shall not apply if Tenant’s stock is listed on a recognized security exchange or if at least eighty percent (80%) of its stock is owned by a corporation whose stock is listed on a recognized security exchange.

C. Recapture. If Tenant at any time desires to Transfer this Lease or any part thereof, it shall first notify Landlord in writing of its desire to do so, and offer Landlord the right to recapture, at the per square foot rental for the space then applicable pursuant to this Lease or the rental which Tenant proposed to obtain whichever is lower, for all or any part of the Premises which Tenant desires to assign or sublet. Tenant’s notice to Landlord shall specify (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of this space affected, (iii) the proposed effective date and duration of the subletting or assignment, and (iv) the proposed rental to be paid to Tenant by such sublessee or assignee. Landlord, upon receipt of such notice, shall have the option, to be exercised within sixty (60) days from the date of the receipt of such notice, to require Tenant to execute an assignment to Landlord of this Lease (if Tenant desires to assign this Lease) or a sublease to Landlord of the Premises or such portion thereof as Tenant desires to sublet with the right of Landlord to sublease to others, or anyone designated by Landlord. If Landlord exercises such option and such assignment or sublease is at the rental specified in this Lease, Tenant shall be released of all further liability hereunder, from and after the effective date of such assignment or sublease, with respect to that portion of the Premises included therein. If Landlord does not exercise such option within such time, Tenant may thereafter assign this Lease or sublet the premises involved, provided Landlord consents thereto, but at a rental not less than offered to Landlord in the notice and not later than ninety (90) days after delivery of the aforesaid notice unless a further notice is given. In the event Landlord does not exercise its right to terminate this Lease or to sublet a portion of the Premises from Tenant and Landlord has granted its written consent, Tenant may assign this Lease or sublet all or a portion of the Premises in accordance with Landlord’s consent. Any Rent accruing to Tenant as a result of such assignment or sublease which is in excess or the Rent then being paid by Tenant, or in excess of the pro rata share of Rent then being paid by Tenant for the portion of the Premises being sublet, shall be paid by Tenant to Landlord monthly as additional rent.

D. Costs. Whether or not Landlord consents to a proposed Transfer (or exercises its right to recapture), Tenant shall reimburse Landlord on demand for any and all costs that may be incurred by Landlord in connection with any proposed Transfer including, without limitation, the cost of investigating the acceptability of the proposed transferee and Landlord’s reasonable attorneys’ fees incurred in connection with each proposed Transfer.

E. Notice. Any notice or request to Landlord with respect to a proposed assignment or sublease shall contain the name of the proposed assignee or subtenant (collectively “Transferee”), the nature of the proposed Transferee’s business to be conducted at the Premises, and the terms and provisions of the proposed Transfer. Tenant shall also provide Landlord with a copy of the proposed Transfer documents when available, and such financial and other information with respect to the proposed Transferee and Transfer that Landlord may reasonably require.

F. Consent. Notwithstanding the foregoing, in the event of a proposed Transfer, if Landlord does not exercise its option under Section 14(C), then Landlord will not unreasonably withhold its consent thereto if (a) Tenant is not then, nor has been, in default of this Lease (beyond any applicable cure period), (b) the proposed Transferee will continuously occupy and use the Premises for the term of the Transfer, (c) the use by the proposed Transferee will be the same as Tenant’s use of the Premises, (d) the proposed Transferee is reputable and of sound financial condition, (e) the Transfer will not directly or indirectly cause Landlord to be in breach of any contractual obligation, and (f) the proposed Transferee is not an existing tenant or subtenant of any other premises located on the Property. In all other cases, Landlord may withhold consent in its sole discretion.

G. Terms; Transfer Premium. Any option(s) granted to Tenant in this Lease or any option(s) granted to Tenant in any amendments to this Lease, to the extent that said option(s) have not been exercised, shall terminate and be voided in the event this Lease is assigned, or any part of the Premises are sublet, or Tenant’s interest in the Premises are otherwise Transferred, unless otherwise agreed to by Lanadlord. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14(G), received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent or other economic concessions reasonably provided to the Transferee, (iii) any brokerage commissions in connection with the Transfer, and (iv) actual, reasonable attorneys’ fees incurred by Tenant in connection with the Transfer. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

SECTION 15:  PERSONAL PROPERTY, RENT AND OTHER TAXES

Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against, levied upon or otherwise imposed upon or with respect to all fixtures, furnishings, personal property, systems and equipment located in or exclusively serving the Premises, and any improvements made to the Premises under or pursuant to the provisions of this Lease. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the other property of Landlord. In the event any such items shall be assessed and billed with the other property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within ten (10) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of impositions applicable to Tenant’s property. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value added tax, or any other applicable tax on the Rent, utilities or services herein, the privilege of renting, using or occupying the Premises, or collecting Rent therefrom, or otherwise respecting this Lease or any other document entered in connection herewith.

SECTION 16:  TENANT’S DEFAULT; LANDLORD’S REMEDIES

A. Default. The occurrence of any one or more of the following events shall constitute a “Default” by Tenant and shall give rise to Landlord’s remedies set forth in Section 16(B) below: (i) failure to make when due any payment of Rent, provided, however, that Tenant shall not be in default solely due to such failure so long as (a) no more than one (1) such failure occurs during any calendar year, and (b) any such failure is cured within three (3) business days after notice from Landlord; (ii) failure to observe or perform any term or condition of this Lease other than the payment of Rent (or the other matters expressly described herein), unless such failure is cured within any period of time following notice expressly provided with respect thereto in other Sections hereof, or otherwise within a reasonable time, but in no event more than thirty (30) days following notice from Landlord (provided, if the nature of Tenant’s failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure promptly within such period and thereafter diligently pursues its completion); (iii) failure to cure immediately upon notice thereof any condition which is hazardous, interferes with another tenant or the operation or leasing of the Property, or may cause the imposition of a fine, penalty or other remedy on Landlord or its agents or affiliates; (iv) abandonment and vacation of the Premises (failure to occupy and operate the Premises for ten (10) consecutive days while in monetary default under this Lease shall conclusively be deemed an abandonment and vacation); or (v) Tenant, or any guarantor of this Lease (“Guarantor”), filing by or for reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within thirty (30) days); (b) Tenant’s or any Guarantor’s insolvency or failure, or admission of an inability, to pay debts as they mature, or (c) a violation by Tenant or any affiliate of Tenant under any other lease or agreement with Landlord or any affiliate thereof which is not cured within the time permitted for cure thereunder. Additionally, if Tenant violates the same term or condition of this Lease on two (2) occasions during any twelve (12) month period, Landlord shall have the right to exercise all remedies for any violations of the same term or condition during the next twelve (12) months without providing further notice or an opportunity to cure. The notice and cure periods provided herein are intended to satisfy any and all notice requirements imposed by Law on Landlord and are in lieu of, and not in addition to, any notice and cure periods provided by Law; provided, Landlord may elect to comply with such notice and cure periods provided by Law. In the event of Tenant’s default, and in addition to any other amounts or remedies that Landlord may be entitled to, Landlord shall be entitled to recover from Tenant, Landlord’s costs and reasonable attorneys’ fees incurred in enforcing this Lease or otherwise arising from Tenant’s default.

B. Remedies. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by Law, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provision of this Lease:

1. Landlord may terminate Tenant’s right to possession without termination of this Lease, or Landlord may terminate this Lease and Tenant’s right to possession, at any time following a Default; provided, no act of Landlord other than giving notice to Tenant with express statement of termination shall terminate this Lease or Tenant’s right to possession. Acts of maintenance, efforts to relet the premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of tenant’s right to possession. Upon termination of Tenant’s right to possession, Landlord shall have the right to reenter the Premises and recover from Tenant in addition to any other monies provided herein or at Law: (a) the Worth of the unpaid Rent that had been earned by Landlord at the time of termination of Tenant’s right to possession; (b) the Worth of the amount of the unpaid Rent that would have been earned after the date of termination of Tenant’s right to possession through the expiration of the Lease Term; and (c) all other expenses incurred by Landlord on account of Tenant’s Default, including without limitation any Costs of Reletting (defined below) and Landlord’s attorneys’ fees and collection costs. The “Worth” as used for item (a) above is to be computed by allowing interest at the rate of eighteen percent (18%) to accrue on all such unpaid Rent (or such lesser rate required by Law, if any). The Worth as used for item (b) above is to be computed by discounting the amount of Rent at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination of Tenant’s right of possession.

2. In the event Landlord has made improvements to the Premises for the use and occupancy of Tenant, in addition to all other damages and rents to which Landlord shall be entitled on account of Tenant’s Default, Landlord shall also be entitled to recover from Tenant a sum equal to: (a) the unamortized cost to Landlord of the basic building standard Tenant improvement costs, said sum being computed by applying the percentage which the unexpired portion of the Lease Term bears to the total scheduled Lease Term with interest at ten percent (10%) per annum, plus (b) all costs to Landlord of non-building standard, custom or special Tenant improvements (above basic building standard improvements) with no adjustment for the unexpired portion of the scheduled Lease Term.

3. In the event of any such reentry by Landlord, Landlord may, at Landlord’s option, require Tenant to remove from the Premises any of Tenant’s property located thereon. If Tenant fails to do so, Landlord shall not be responsible for the care or safekeeping thereof and may remove any of the same from the Premises and place the same elsewhere in the Building or in storage in a public warehouse at the cost, expense and risk of Tenant with authority to the warehouseman to sell the same in the event that Tenant shall fail to pay the cost of transportation and storage, all in accordance with the rules and regulations applicable to the operation of a public warehouseman’s business. In any and all such cases of reentry Landlord may make any repairs in, to or upon the Premises which may be necessary, desirable or convenient, and Tenant hereby waives any and all claims for damages which may be caused or occasioned by such reentry or to any property in or about the Premises or any part thereof.

4. Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord’s right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not therefor reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies. All rent and other consideration paid by any replacement tenants shall be applied at Landlord’s option: (i) first, to the Costs of Reletting (defined below), (ii) second, to the payment of all costs and attorneys’ fees of enforcing this Lease against Tenant or any Guarantor, (iii) third, to the payment of all interest and service charges accruing hereunder, (iv) fourth, to the payment of Rent theretofore accrued, and (v) with the residue, if any, to be held by Landlord and applied to the payment of Rent and other obligations of Tenant as the same become due (and with any remaining residue to be retained by Landlord). “Costs of Reletting” shall include without limitation, all costs and expenses incurred by Landlord for any repairs, improvements or other matters necessary to prepare the Premises for another tenant, brokerage commissions, advertising costs, attorneys’ fees, any economic incentives given to enter leases with replacement tenants. With respect to reletting the Premises, Landlord shall only be required to use reasonable efforts that do not exceed such efforts Landlord generally uses to lease other space in the Building, Landlord may continue to lease other portions of the Building or other projects owned or managed by Landlord in the same vicinity before reletting all or a portion of the Premises, and Landlord shall not be required to relet at rental rates less than Landlord’s then-existing rates for new leases or terms less favorable to Landlord than those contained herein. The times set forth herein for the curing of Defaults by Tenant are of the essence in this Lease.

5. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 16(A) above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Except as may be specifically provided to the contrary in this Lease, and in addition to any other damages recoverable by Landlord hereunder, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor, all sums necessary to reimburse Landlord or pay to Landlord its expenditures actually made and obligations actually incurred in connection with remedying Tenant defaults pursuant to this Section 16(B)(5).

SECTION 17:   SUBORDINATION, ATTORNMENT AND LENDER PROTECTION

This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Property, Building, Premises or any interest of Landlord therein, and all other encumbrances, and matters of public record applicable to the Property, Building or Premises. Whether before or after any foreclosure or power of sale proceedings are initiated or completed by any Lender or a deed in lieu is granted (or any ground lease is terminated), Tenant agrees upon written request of any such Lender or any purchaser at such sale, to attorn and pay Rent to such party, and recognize such party as Landlord (provided such Lender or purchaser shall agree not to disturb Tenant’s occupancy so long as Tenant does not Default hereunder, on a form customarily used by, or otherwise reasonably acceptable to, such party). However, in the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (arising prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage by written notice to Tenant, and if the Lender of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant, or shall be effective as of such earlier or later date set forth in such notice. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender’s control, including time to obtain possession of the Property by appointment of receiver, power of sale or judicial action). Should any current or prospective Lender require a modification or modifications to this Lease which will not cause an increased cost or otherwise materially and adversely change the rights and obligations of Tenant hereunder, Tenant agrees that this Lease shall be so modified. Except as expressly provided to the contrary herein, the provisions of this Section shall be self-operative; however Tenant shall execute and deliver, within ten (10) days after requested, such documentation as Landlord or any Lender may request from time to time, whether prior to or after a foreclosure or power of sale proceeding is initiated or completed, a deed in lieu is delivered, or a ground lease is terminated, in order to further confirm or effectuate the matters set forth in this Section in recordable form (and Tenant hereby authorizes Landlord acting in good faith to execute any such documentation as Tenant’s agent and attorney-in-fact). Tenant hereby waives the provisions of any Law (now or hereafter adopted) which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder if foreclosure or power of sale proceedings are initiated, prosecuted or completed.

SECTION 18:   ESTOPPEL CERTIFICATES

Tenant shall from time to time, within five (5) days after written request from Landlord, execute, acknowledge and deliver a statement certifying: (i) that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect (or specifying the ground for claiming that this Lease is not in force and effect), (ii) the dates to which the Rent has been paid, and the amount of any Security Deposit, (iii) that Tenant is in possession of the Premises, and paying Rent on a current basis with no offsets, defenses or claims, or specifying the same if any are claimed, (iv) that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord or Tenant which are pertinent to the request, or specifying the same if any are claimed, and (v) certifying such other matters, and including such current financial statements, as Landlord may reasonably request, or as may be requested by Landlord’s current or prospective Lenders, insurance carriers, auditors, and prospective purchasers (and including a comparable certification statement from any subtenant respecting its sublease). Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement within the time required herein, Tenant shall be deemed to have agreed with the matters set forth therein, and Landlord acting in good faith shall be authorized as Tenant’s agent and attorney-in-fact to execute such statement on behalf of Tenant (which shall not be in limitation of Landlord’s other remedies).

SECTION 19:   RIGHTS RESERVED BY LANDLORD

Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

A. General Matters. To: (i) change the name or street address of the Building or Property or designation of the Premises, (ii) install and maintain signs on the exterior and interior of the Building or Property, and grant any other person the right to do so, (iii) retain at all times, and use in appropriate instances, keys to all doors within and into the Premises, (iv) grant to any person the right to conduct any business or render any service at the Property, whether or not the same are similar to the use permitted Tenant by this Lease, (v) grant any person the right to use separate security personnel and systems respecting access to their premises, (vi) have access for Landlord and other tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Postal Service (and to install or remove such chutes), and (vii) in case of fire, invasion, insurrection, riot, civil disorder, emergency or other dangerous condition, or threat thereof: (a) limit or prevent access to the Building or Property or Premises, (b) shut down elevator service, (c) activate elevator emergency controls, and (d) otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants of the Building or Property or the protection of the Building or Property and other property located thereon or therein (but this provision shall impose no duty on Landlord to take such actions, and no liability for actions taken in good faith).

B. Access to Premises. To enter the Premises in order to: (i) inspect, (ii) supply cleaning service or other services to be provided Tenant hereunder, (iii) show the Premises to current and prospective Lenders, insurers, purchasers, tenants, brokers and governmental authorities, (iv) decorate, remodel or alter the Premises if Tenant shall abandon the Premises at any time, or shall vacate the same during the last one hundred twenty (120) days of the Term (without thereby terminating this Lease), and (v) perform any work or take any other actions under Section 19(C) below, or exercise other rights of Landlord under this Lease or applicable Laws. However, Landlord shall: (a) provide reasonable advance written or oral notice to Tenant’s on site manager or other appropriate person for matters which will involve a significant disruption to Tenant’s business (except in emergencies), (b) take reasonable steps to minimize any significant disruption to Tenant’s business, and following completion of any work, return Tenant’s leasehold improvements, fixtures, property and equipment to the original locations and condition to the fullest extent reasonably possible, and (c) take reasonable steps to avoid materially changing the configuration or reducing the square footage of the Premises, unless required by Laws or other causes beyond Landlord’s reasonable control (and in the event of any permanent material reduction, the Rent and other rights and obligations of the parties based on the square footage of the Premises shall be proportionately reduced). Tenant shall not place partitions, furniture or other obstructions in the Premises which may prevent or impair Landlord’s access to the Systems and Equipment for the Property or the systems and equipment for the Premises. If Tenant requests that any such access occur before or after Landlord’s regular business hours and Landlord approves, Tenant shall pay all overtime and other additional costs in connection therewith.

C. Changes To The Property. To: (i) paint and decorate, (ii) perform repairs or maintenance, and (iii) make replacements, restorations, renovations, alterations, additions and improvements, structural or otherwise (including freon retrofit work), in and to the Building or Property or any part thereof, including any adjacent building, structure, facility, land, street or alley, or change the uses thereof (including changes, reductions or additions of corridors, entrances, doors, lobbies, parking facilities and other areas, structural support columns and shear walls, elevators, stairs, escalators, mezzanines, solar tint windows or film, kiosks, planters, sculptures, displays, and other amenities and features therein, and changes relating to the connection with or entrance into or use of the Building or Property or any other adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, Landlord may among other things erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking and other areas and facilities, and take such other actions as Landlord deems appropriate. However, Landlord shall: (a) take reasonable steps to minimize or avoid any denial of access to the Premises except when necessary on a temporary basis, and (b) in connection with entering the Premises shall comply with Section 19(B) above.

D. New Premises. To substitute for the Premises other premises (herein referred to as the “new premises”) in the Building, provided: (i) the new premises shall be similar to the Premises in size (up to 10% larger or smaller with the Rent and any other rights and obligations of the parties based on the square footage of the Premises adjusted proportionately to reflect any decrease), (ii) Landlord shall provide the new premises in a condition substantially comparable to the Premises at the time of the substitution (and Tenant shall diligently cooperate in the preparation or approval of any plans or specifications for the new premises as requested by Landlord or Landlord’s representatives), (iii) the parties shall execute an appropriate amendment to the Lease confirming the change within thirty (30) days after Landlord requests, and (iv) if Tenant shall already have taken possession of the Premises: (a) Landlord shall pay the direct, out of pocket, reasonable expenses of Tenant in moving from the Premises to the new premises, and (b) Landlord shall give Tenant at least thirty (30) days’ notice before making such change, and such move shall be made during evenings, weekends, or otherwise so as to incur the least inconvenience to Tenant. Tenant shall surrender and vacate the Premises on the date required in Landlord’s notice of substitution, in the condition and as required under Section 22, and any failure to do so shall be subject to Section 23.

E. Redevelopment Rights and Construction Activities; Landlord Termination Right. Landlord reserves all rights to alter and/or redevelop the Building and the Property, including the Premises, and to perform construction activities in connection therewith (collectively, “Construction Activities”). Construction Activities may include (i) painting and decoration, (ii) repairs and maintenance, (iii) replacements, restorations, renovations, alterations, additions (including adding additional floors to the Building) and improvements, structural and otherwise, in and to the Building or Property or any part thereof, including any adjacent building, structure, facility, land, street or alley, and (iv) any changes in the uses thereof (including changes, reductions or additions of corridors, entrances, doors, lobbies, parking facilities and other areas, structural support columns and shear walls, elevators, stairs, escalators, mezzanines, solar tint windows or film, kiosks, planters, sculptures, displays, and other amenities and features therein, and changes relating to the connection with or entrance into or use of the Building or Property or any other adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with any such Construction Activities, Landlord may among other things erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking and other areas and facilities, and take such other actions as Landlord deems appropriate. Landlord shall take reasonable steps to minimize or avoid any denial of access to the Premises or interference with Tenant’s use of the Premises except when necessary on a temporary basis; provided, however, that if Landlord determines in its reasonable judgment that it is necessary or expedient to do so, Landlord shall have the right, at its option, to terminate this Lease in connection with any Construction Activities, by giving Tenant written notice to such effect (the "Termination Notice") not less than twelve (12) months prior to the termination date set forth in the Termination Notice (the “Termination Date”). On the Termination Date (i) this Lease shall be fully and finally terminated; (ii) Tenant shall vacate the Premises and surrender possession of the Premises to Landlord in accordance with the provisions of the Lease, and (iii) Landlord and Tenant shall be fully and unconditionally relieved and released of and from their respective obligations and liabilities under or connected with the provisions of this Lease accruing or arising after the Termination Date; provided, however, that any indemnity or similar provisions of this Lease and any obligations on the part of Landlord or Tenant to reimburse the other party for overpayments or underpayments shall survive the termination of the Lease and remain fully effective as to any and all demands, claims, causes of action, or reimbursement obligations that accrued or arose on or before the Termination Date. If Landlord elects to terminate this Lease in accordance with this Section, Landlord shall work in good faith with Tenant to identify potential alternative spaces for Tenant to lease within the portfolio of Seattle office buildings owned by Landlord or its affiliates.

SECTION 20:  LANDLORD’S DEFAULT; REMEDIES

If Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after notice thereof by Tenant (provided, if the nature of Landlord’s failure is such that more time is reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure within such period and thereafter diligently seeks to cure such failure to completion). If Landlord shall default and failure to cure as provided herein, Tenant shall have such rights and remedies as may be available to Tenant under applicable Laws, subject to the other provisions of this Lease; provided, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent, or terminate this Lease, and Tenant hereby expressly waives the benefit of any Law to the contrary.

SECTION 21:  RELEASE AND INDEMNITY

A. Tenant’s Indemnification of Landlord. Tenant shall indemnify, defend (using legal counsel reasonably acceptable to Landlord) and save Landlord harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (including Landlord’s personnel and overhead costs and reasonable attorneys’ fees and other costs incurred in connection with claims (collectively, “Claims”), regardless of whether such Claims involve litigation) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to any property arising out of or in connection with (i) Tenant’s occupation, use or improvement of the Premises, or that of its employees, agents or contractors, (ii) Tenant’s breach of its obligations hereunder or (iii) any act or omission of Tenant or any subtenant, licensee, assignee or concessionaire of Tenant, or of any officer, agent, employee, guest or invitee of Tenant, or of any such entity in or about the Premises. Notwithstanding the foregoing, in the event any Claims are caused by the joint or concurrent negligence of Landlord or Tenant, Tenant's indemnification obligation with respect to Landlord shall be limited to the extent of the negligence of Tenant, and in no event shall Tenant have any obligation to indemnify Landlord against Claims arising out of the sole negligence of Landlord. FOR THE SOLE PURPOSE OF GIVING FULL FORCE AND EFFECT TO THE INDEMNIFICATION OBLIGATIONS UNDER THIS LEASE AND NOT FOR THE BENEFIT OF ANY EMPLOYEES OF TENANT OR ANY THIRD PARTIES UNRELATED TO THE PARTIES INDEMNIFIED UNDER THIS LEASE, TENANT SPECIFICALLY AND EXPRESSLY WAIVES ANY IMMUNITY THAT MAY BE GRANTED IT UNDER THE WASHINGTON STATE INDUSTRIAL INSURANCE ACT, TITLE 51 RCW. This indemnity with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF SECTION 29 AND THIS SECTION 21 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

B. Release. Tenant hereby fully and completely waives and releases all claims against Landlord for any losses or other damages sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises, including but not limited to: any defect in or failure of Building equipment; any failure to make repairs; any defect, failure, surge in, or interruption of project facilities or services; any defect in or failure of Common Areas; broken glass; water leakage; the collapse of any Building component; any claim or damage resulting from Landlord’s repair, maintenance or improvements to any portion of the Building or Property; or any act, omission or negligence of co-tenants, licensees or any other persons or occupants of the Building; provided only, that the release contained in this Section 21(B) shall not apply to claims for actual damage to persons or property (excluding consequential damages such as lost profits) resulting directly and solely from Landlord’s gross negligence or willful misconduct or from Landlord’s breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant.

C. Definitions. As used in any Section of this Lease establishing indemnity or release of Landlord, “Landlord” shall include Landlord, its property manager if any, and their respective managers, members, partners, officers, agents, employees and contractors, and “Tenant” shall include Tenant and any person or entity claiming through Tenant.

SECTION 22:  RETURN OF POSSESSION

At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant shall vacate and surrender possession of the entire Premises in good, neat and clean order and well-maintained condition, ordinary wear and tear excepted, shall surrender all keys and key cards, and any parking transmitters, stickers or cards, to Landlord, and shall remove all personal property and office trade fixtures that may be readily removed without damage to the Premises or Property. All improvements, fixtures and other items installed by Tenant or Landlord under or with respect to this Lease, shall be the property of Tenant during the Term of this Lease, but at the expiration or earlier termination of this Lease all such improvements, fixtures and other items shall become Landlord’s property, and shall remain upon the Premises (unless Landlord elects otherwise), all without compensation, allowance or credit to Tenant. If prior to such termination or within three (3) months thereafter Landlord so directs by notice, and subject to the terms of Section 10(A) of this Lease, Tenant shall promptly remove such of the foregoing items as are designated in such notice and restore the Premises to the condition prior to the installation of such items in a good and workmanlike manner. If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises required hereunder, Landlord may do so and Tenant shall pay Landlord’s charges therefor upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant’s expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant’s right to possession, shall at Landlord’s option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same. Tenant hereby waives any statutory notices to vacate or quit the Premises upon expiration of this Lease.

SECTION 23:  HOLDING OVER

Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord two hundred percent (200%) of the amount of Rent then applicable prorated on a per diem basis for each day Tenant shall fail to vacate or surrender possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. Tenant shall pay such amounts on demand, and, in the absence of demand, monthly in advance. The foregoing provisions, and Landlord’s acceptance of any such amounts, shall not serve as permission for Tenant to hold over, nor serve to extend the Term (although Tenant shall remain a tenant-at-sufferance bound to comply with all provisions of this Lease). Landlord shall have the right at any time after expiration or earlier termination of this Lease, or Tenant’s right to possession, to reenter and possess the Premises and remove all property and persons therefrom, and Landlord shall have such other remedies for holdover as may be available to Landlord under other provisions of this Lease or applicable Laws.

SECTION 24:  NOTICES

Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises, Building or Property, shall be in writing and shall not be effective for any purpose unless the same shall be served personally, or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth in Section 1, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.

SECTION 25:  REAL ESTATE BROKERS

Tenant represents that Tenant has dealt only with the broker, if any, designated in Section 1 (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as broker, agent or finder in connection with this Lease, and agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease. Landlord and Tenant recognize that it is possible that they may hereafter make additional agreements regarding further extension or renewal of this Lease or a new lease or leases for all or one or more parts of the Premises or other space in the Building (or other portions of the Property or other buildings managed by Landlord) for a term or terms commencing after the Commencement Date of this Lease. It is also possible that Landlord and Tenant may hereafter modify this Lease to add additional space or to substitute other space for all or a portion of the Premises. In the event any such additional agreements, modifications to this Lease, or new leases are made, Landlord shall have no obligation to pay any commission or other compensation to any broker or other party engaged by Tenant (including the brokers designated in Section 1) with respect to negotiating or representing Tenant in such matters, regardless of whether under the circumstances such person is or is not regarded by law as an agent of Landlord, and Tenant shall indemnify and hold Landlord harmless from any claim for such compensation. Nothing in this Section 25 shall be construed to require or otherwise obligate Landlord to consider or make any of the above-described additional agreements, modifications to this Lease, or new lease.

SECTION 26:   NO WAIVER

No provision of this Lease will be deemed waived by either party unless expressly waived in writing and signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord’s consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord’s consent or approval respecting any subsequent action. Acceptance of Rent by Landlord directly or through any agent or lock-box arrangement shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease (and Landlord reserves the right to return or refund any untimely payments if necessary to preserve Landlord’s remedies). No acceptance of a lesser amount of Rent shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from, or providing directory listings or services for, any person or entity other than Tenant shall not constitute a waiver of Landlord’s right to approve any Transfer. No delivery to, or acceptance by, Landlord or its agents or employees of keys, nor any other act or omission of Tenant or Landlord or their agents or employees, shall be deemed a surrender, or acceptance of a surrender, of the Premises or a termination of this Lease, unless stated expressly in writing by Landlord.

SECTION 27:  SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS

The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

SECTION 28:   TELECOMMUNICATION LINES AND EQUIPMENT

A. Telecommunication Lines. No telecommunication or computer lines (collectively, “Lines”) shall be installed within or without the Premises without Landlord’s prior consent in accordance with Section 10. Landlord disclaims any representations, warranties or understandings concerning Landlord’s Building computer systems, or the capacity, design or suitability of Landlord’s riser Lines, Landlord’s main distribution frame (“MDF”) or related equipment. If there is, or will be, more than one tenant on any floor, at any time, Landlord may allocate, and periodically reallocate, connections to the terminal block based on the proportion of square feet each tenant occupies on such floor, or the type of business operations or requirements of such tenants, in Landlord’s reasonable discretion. Landlord may arrange for an independent contractor to review Tenant’s requests for approval to install any telecommunication or computer lines, monitor or supervise Tenant’s installation, connection and disconnection of any such lines, and provide other such services, or Landlord may provide the same. In each case, all such work shall be performed in accordance with Section 10 and the additional requirements set forth below: (i) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion; (ii) the Lines (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the “Identification Requirements,” as that term is set forth below; (iii) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations; (iv) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal; (v) Tenant shall pay all costs in connection therewith; and (vi) all Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, “Identification Requirements”). At the expiration or earlier termination of this Lease, and at Landlord’s request, Tenant at its cost shall remove all Lines or other computer or telecommunication systems installed by or for Tenant and Tenant shall restore the Premises and Building to the condition existing prior to Tenant’s installation.

B. Wi-Fi Network. In the event Tenant desires to install wireless intranet, Internet and communications network (“Wi-Fi Network”) in the Premises for the use by Tenant and its employees, then the same shall be subject to the provisions of Section 8 and Section 15. Tenant shall use the Wi-Fi Network so as not to cause any interference to other tenants in the Building or with any other tenant’s communication equipment, and not to interfere with the normal operation of the Building. Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible and no later than three (3) calendar days following such occurrence to correct such interference. If such interference continues after such three (3) day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord’s satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Building and Property and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any Laws in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network.

C. Limitation of Liability. Unless due solely to Landlord’s intentional misconduct or grossly negligent acts, Landlord shall have no liability for damages arising, and Landlord does not warrant that the Tenant’s use of any telecommunication or computer lines or systems will be free, from the following (collectively called “Line Problems”): (i) any eavesdropping, wiretapping or theft of long distance access codes by unauthorized parties, (ii) any failure of the Lines to satisfy Tenant’s requirements, or (iii) any capacitance, attenuation, cross talk or other problems with the Lines, any misdesignation of the Lines in the MDF room or wire closets, or any shortages, failures, variations, interruptions, disconnections, loss or damage caused by or in connection with the installation, maintenance, replacement, use or removal of any other Lines or equipment at the Building or Property by or for other tenants at the Property or Building, by any failure of the environmental conditions at or the power supply for the Building to conform to any requirements of the Lines or any other problems associated with any Lines or by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of any Rent or other charges under the Lease, or relieve Tenant from performance of Tenant’s obligations under the Lease as amended herein. Landlord in no event shall be liable for any loss of profits, business interruption or other consequential damage arising from any Line Problems.

SECTION 29:   HAZARDOUS SUBSTANCES; DISRUPTIVE ACTIVITIES

A. Hazardous Substances.

1. Tenant shall not, without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion, keep on or around the Premises, Building or Property, for use, disposal, treatment, generation, storage or sale, any substances designed as, or containing components designated as, a “hazardous substance,” “hazardous material,” hazardous waste,” “regulated substance” or “toxic substance” by applicable Law (collectively referred to as “Hazardous Substances”). With respect to any such Hazardous Substances, Tenant shall: (i) comply promptly, timely and completely with all Laws for reporting, keeping and submitting manifests, and obtaining and keeping current identification numbers; (ii) submit to Landlord true and correct copies of all reports, manifests and identification numbers at the same time as they are required to be and/or are submitted to the appropriate governmental authorities; (iii) within five (5) days of Landlord’s request, submit written reports to Landlord regarding Tenant’s use, storage, treatment, transportation, generation, disposal or sale of Hazardous Substances and provide evidence satisfactory to Landlord of Tenant’s compliance with all applicable Laws; (iv) allow Landlord or Landlord’s agent or representative to come on the Premises at all times to check Tenant’s compliance with all applicable Laws; (v) comply with minimum levels, standards or other performance standards or requirements which may be set forth or established for certain Hazardous Substances (if minimum standards or levels are applicable to Hazardous Substances present on the Premises, such levels or standards shall be established by an on-site inspection by the appropriate governmental authorities and shall be set forth in an addendum to this Lease); and (vi) comply with all applicable Laws regarding the proper and lawful use, sale, transportation, generation, treatment and disposal of Hazardous Substances.

2. Any and all costs incurred by Landlord and associated with Landlord’s monitoring of Tenant’s compliance with this Section 29, including Landlord’s attorneys’ fees and costs, shall be additional Rent and shall be due and payable to Landlord immediately upon demand by Landlord.

B. Cleanup Costs, Default and Indemnification.

1. Tenant shall be fully and completely liable to Landlord for any and all cleanup costs, and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant’s use, disposal, transportation, generation and/or sale of Hazardous Substances, in or about the Premises, Building or Property.

2. Tenant shall fully indemnify, defend and save Landlord and Landlord’s Lender, if any, harmless from any and all of the costs, fees, penalties and charges assessed against or imposed upon Landlord (as well as Landlord’s and Landlord’s Lender’s attorneys’ fees and costs) as a result of Tenant’s use, disposal, transportation, generation and/or sale of Hazardous Substances.

3. Upon Tenant’s default under this Section 29, in addition to the rights and remedies set forth elsewhere in this Lease, Landlord shall be entitled to the following rights and remedies: (i) at Landlord’s option, to terminate this lease immediately; and/or (ii) to recover any and all damages associated with the default, including, but not limited to cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by Landlord and other tenants of the Building or Property, any and all damages and claims asserted by third parties and Landlord’s attorney’s fees and costs.

C. Disruptive Activities. Tenant shall not: (1) produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not, outside the Premises, be materially different than the light or heat from other sources outside the Premises; (2) create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises, or which will create a nuisance or violate any Law; (3) create, or permit to be created, any floor or ground vibration that is materially discernible outside the Premises; (4) transmit, receive, or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in or about the Premises, Building or Property; or (5) create, or permit to be created, any noxious odor that is disruptive to the business operations of any other tenant in the Building or Property.

SECTION 30:   DISABILITIES ACTS

The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.) and regulations and guidelines promulgated thereunder (“ADA”), and any similarly motivated state and local Laws, as the same may be amended and supplemented from time to time (collectively referred to herein as the “Disabilities Acts”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, Building and Property depending on, among other things: (i) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (ii) whether such requirements are “readily achievable”, and (iii) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that: (a) Landlord shall perform any required Disabilities Acts compliance in the Common Areas, except as provided below, (b) Tenant shall perform any required Disabilities Acts compliance in the Premises, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, Disabilities Acts “path of travel” and other requirements triggered by any public accommodation or other use of, or alterations in, the Premises by Tenant. Tenant shall be responsible for Disabilities Acts requirements relating to Tenant’s employees, and Landlord shall be responsible for Disabilities Acts requirements relating to Landlord’s employees.

SECTION 31:  DEFINITIONS

(A)
“Building” shall mean the structure (or the portion thereof operated by Landlord) identified in Section 1 within which the Premises are located.

(B)
“Common Areas” shall mean the lobbies, walkways, elevators and other portions of the Property which are provided by Landlord, from time to time, for use in common by Landlord, Tenant and any other tenants of the Building.

(C)
“Default Rate” shall mean eighteen percent (18%) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

(D)
“Holidays” shall mean all federal holidays, and holidays observed by the State of Washington, including New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Veterans’ Day, Thanksgiving Day, Christmas Day, and to the extent of utilities or services provided by union members engaged at the Property, such other holidays observed by such unions.

(E)
“Landlord” shall mean only the landlord from time to time, except for purposes of any provisions defending, indemnifying and holding Landlord harmless hereunder, “Landlord” shall include past, present and future landlords and their respective partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

(F)
“Law” or “Laws” shall mean all federal, state, county and local governmental and municipal laws (including without limitation Disabilities Acts), statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the State of Washington, and decisions of federal courts applying the Laws of such State, at the time in question. This Lease shall be interpreted and governed by the Laws of the State of Washington.

(G)
“Lender” shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground Landlord (and the term “ground lease” although not separately capitalized is intended throughout this Lease to include any superior or master lease).

(H)
“Mortgage” shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property, Building or Premises, or any part thereof or interest therein, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

(I)
“Normal Business Hours” shall mean 8:00 a.m. to 6:00 p.m. Monday through Friday.

(J)           “Premises” shall mean the area within the Building identified in Section 1 and Exhibit B. Possession of areas necessary for utilities, services, safety and operation of the Building, including the Systems and Equipment, fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Building thereabove, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant’s use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant.

(K)
“Property” shall mean the real property legally described in Exhibit A of this Lease together with all landscaping, improvements and personal property located thereon and related to the Building or its operation or maintenance.

(L)
“Rent” shall have the meaning specified therefor in Section 4.

(M)
“Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply light, heat, ventilation, air conditioning and humidity, or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any elevators, escalators or other mechanical, electrical, electronic, computer or other systems or equipment for the Building, except to the extent that any of the same serves particular tenants exclusively (and “systems and equipment” without capitalization shall refer to such of the foregoing items serving particular tenants exclusively).

(N)
“Tenant” shall be applicable to one or more persons or entities as the case may be, the singular shall include the plural, and if there be more than one Tenant, the obligations thereof shall be joint and several. When used in the lower case, “tenant” shall mean any other tenant, subtenant or occupant of the Building or Property.

(O)
“Tenant’s Share” of Expenses and Taxes pursuant to Section 4 shall be the percentage set forth in Section 1, but if the rentable area of the Premises or Building shall change, Tenant’s Share shall thereupon become the rentable area of the Premises divided by the rentable area of the Building, excluding any parking facilities, subject at all times to adjustment under Section 4. Tenant acknowledges that the “rentable area of the Premises” under this Lease includes the usable area, without deduction for columns or projections, multiplied by a load or conversion factor, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas, all as reasonably determined by Landlord. Except as provided expressly to the contrary herein, the “rentable area of the Building” shall include all rentable area of all space leased or available for lease at the Building, which Landlord may reasonably re determine from time to time, to reflect re configurations, additions or modifications to the Building.

SECTION 32:   OFFER

The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord (nor an option or reservation for the Premises), but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of thirty (30) days after delivery to Landlord. During such period and in reliance on the foregoing, Landlord may, at Landlord’s option, deposit any Security Deposit and Rent, proceed with any plans, specifications, alterations or improvements, and permit Tenant to enter the Premises, but such acts shall not be deemed an acceptance of Tenant’s offer to enter this Lease, and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant.

SECTION 33:  MISCELLANEOUS

A. Captions and Interpretation. The captions of the Sections of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. Tenant acknowledges that it has read this Lease and that it has had the opportunity to confer with counsel in negotiating this Lease; accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms. The neuter shall include the masculine and feminine, and the singular shall include the plural. The term “including” shall be interpreted to mean “including, but not limited to.”

B. Survival of Provisions. All obligations (including indemnity, Rent and other payment obligations) or rights of either party arising during or attributable to the period prior to expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

C. Severability. If any term or provision of this Lease or portion thereof shall be found invalid, void, illegal, or unenforceable generally or with respect to any particular party, by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions or the remaining portion thereof, or its enforceability with respect to any other party.

D. Short Form Lease. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant, but Landlord or any Lender may elect to record a short form of this Lease, in which case Tenant shall promptly execute, acknowledge and deliver the same on a form prepared by Landlord or such Lender.

E. Light, Air and Other Interests. This Lease does not grant any legal rights to “light and air” outside the Premises nor any particular view visible from the Premises, nor any easements, licenses or other interests unless expressly contained in this Lease.

F. Authority. If Tenant is any form of corporation, partnership, limited liability company or partnership, association or other organization, Tenant and all persons signing for Tenant below hereby represent that this Lease has been fully authorized and no further approvals are required, and Tenant is duly organized, in good standing and legally qualified to do business in the Premises (and has any required certificates, licenses, permits and other such items).

G. Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several. In the event that the Tenant is a married individual, the terms, covenants and conditions of this Lease shall be binding upon the marital community of which the Tenant is a member.

H. Financial Statements. Tenant shall, within ten (10) days after requested from time to time, deliver to Landlord financial statements (including balance sheets and income/expense statements) for Tenant’s then most recent full and partial fiscal year preceding such request, certified by an independent certified public accountant or Tenant’s chief financial officer, in form reasonably satisfactory to Landlord.

I. Successors and Assigns; Transfer of Property and Security Deposit. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties’ respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to Section 14 respecting Transfers and Section 17 respecting rights of Lenders. Subject to Section 17, if Landlord shall convey or transfer the Property or any portion thereof in which the Premises are contained to another party, such party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed all of Landlord’s obligations under this Lease accruing during such party’s ownership, including the return of any Security Deposit (provided Landlord shall have turned over such Security Deposit to such party), and Landlord shall be free of all such obligations accruing from and after the date of conveyance or transfer.

J. Rent and Taxes. In addition to the provisions of Section 15, all Rent due Landlord herein is exclusive of any sales, business and occupational gross receipts or tax based on rents or tax upon this Lease or tax measured by the number of employees of Tenant or the area of the Premises or any similar tax or charge. If any such tax or charge be hereafter enacted, Tenant shall reimburse to Landlord the amount thereof with each monthly Base Rent payment. If it shall not be lawful for Tenant to so reimburse Landlord, the monthly Base Rent payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such tax or charge upon Landlord as would have been payable to Landlord prior to the imposition of such tax or charge. Tenant shall not be liable to reimburse Landlord any federal income tax or other income tax of a general nature applicable to Landlord’s income.

K. Limitation of Landlord’s Liability. Tenant agrees to look solely to Landlord’s interest in the Building for the enforcement of any judgment, award, order or other remedy under or in connection with this Lease or any related agreement, instrument or document or for any other matter whatsoever relating thereto or to the Building or Premises. Under no circumstances shall any present or future, direct or indirect, principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers, employees, agents or affiliates of Landlord, or of any of the other foregoing parties, or any of their heirs, successors or assigns have any liability for any of the foregoing matters.

L. Signage. Landlord agrees to provide Tenant, at Landlord’s sole cost, Building standard signage on the lobby directory board and the principal floor where the Premises are located in a manner consistent with other tenants in the Building.

M. Building Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify the Project, the Building and/or the Premises (collectively, “Renovations”). Except as specifically provided in this Lease, Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to perform all Renovations in a manner, whenever reasonably possible, to minimize any material, adverse or unreasonable interference with Tenant’s use of or access to the Premises.

N. Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

O. Patriot Act. Tenant represents, warrants and covenants that Tenant (i) is not listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001)(“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is not listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is not listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State; (iv) is not listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is not listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC, or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is not engaged in activities prohibited in the Orders; and (vii) has not been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).

P. REIT. Landlord and Tenant hereby agree that it is their intent that all Rent due under this Lease shall qualify as “rents from real property” within the meaning of Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (“Code”), and the U.S. Department of the Treasury Regulations promulgated thereunder (“Regulations”). In the event that (i) the Code or the Regulations, or interpretations thereof by the Internal Revenue Service contained in revenue rulings or other similar public pronouncements, shall be changed so that any Rent no longer so qualifies as “rent from real property” for purposes of either said Section 512(b)(3) or Section 856(d) or (ii) Landlord, in its sole discretion, determines that there is any risk that all or part of any Rent shall not qualify as “rents from real property” for the purposes of either said Sections 512(b)(3) or 856(d), Tenant agrees to cooperate with Landlord and enter into such amendment or amendments to this Lease as Landlord deems necessary to qualify all Rent as “rents from real property,” provided, however, that (A) any amendment required under this Section shall be made so as to produce, to the extent possible, the equivalent (in economic terms) Rent as payable before the amendment, and (B) in the event that Landlord determines that an amendment cannot produce economically equivalent Rent as described in clause (A), the Rent payable under any such amendment shall not be any less favorable to Tenant than the Rent payable under this Lease immediately prior to such amendment.  Additionally, no Rent payable under this Lease may be attributable to personal property unless (i) such personal property is leased under, or in connection with, the lease of real property hereunder, and (ii) the Rent attributable to the personal property for each taxable year does not exceed 15% of the total Rent for the taxable year attributable to both the real and personal property leased under or in connection with this Lease. The parties agree to execute such further commercially reasonable instrument as may reasonably be required by Landlord in order to give effect to the foregoing provisions of this Section.

Q. Applicable Law and Other Matters. This Lease shall be interpreted and construed under and pursuant to the laws of the State of Washington. Any action regarding or arising from this Lease shall be brought in the Washington State Superior or Federal District Courts located in the county where the Property is located. Time is of the essence of this Lease. In the event an attorney is engaged by either party to enforce the terms of this Lease or in the event suit is brought relating to or arising from this Lease, the prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matters whatsoever arising out of this Lease, or any other claims.

R. Confidentiality. Tenant shall keep the content and all copies of this Lease, related documents or amendments now or hereafter entered, and all proposals, materials, information and matters relating thereto strictly confidential, and shall not disclose, disseminate or distribute any of the same, or permit the same to occur, except to the extent reasonably required for proper business purposes by Tenant’s employees, attorneys, insurers, auditors, lenders and Transferees (and Tenant shall obligate any such parties to whom disclosure is permitted to honor the confidentiality provisions hereof), and except as may be required by Law or court proceedings.

S. Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

SECTION 34:   ENTIRE AGREEMENT

This Lease, together with the Riders, Exhibits and other documents listed in Section 1 (which collectively are hereby incorporated where referred to herein and made a part hereof as though fully set forth), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Neither this Lease, nor any Riders or Exhibits referred to above may be modified, except in writing signed by both parties.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

LANDLORD:	LOGAN BUILDING LLC,
a Delaware limited liability company

	By:	Unico Boutique Office Portfolio LP, a Delaware limited partnership, Manager

		By:	Unico Boutique Office Portfolio GP LLC, a Delaware limited liability company, General Partner

			By:	Unico Investment Group LLC, a Delaware limited liability company, Member

				By:	/s/ Andrew Cox
				Name:	Andrew Cox
				Title:	VP

TENANT:	VISUALANT INCORPORATED,
a Nevada corporation

	By:	/s/ Ron Erickson
	Name:	Ron Erickson
	Title:	CEO

LANDLORD ACKNOWLEDGMENT

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that __________________________ is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the _____________________________ of Unico Investment Group LLC, a Delaware limited liability company, the Member of Unico Boutique Office Portfolio GP LLC, a Delaware limited liability company, the General Partner of Unico Boutique Office Portfolio LP, a Delaware limited partnership, the Manager of LOGAN BUILDING LLC, a Delaware limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED this ______ day of ____________________, 2016.

NOTARY PUBLIC in and for the State of Washington, residing at __________________

Name (printed or typed)
My appointment expires: ___________________

TENANT ACKNOWLEDGMENT

STATE OF ______________	)
) ss.
COUNTY OF ____________	)

I certify that I know or have satisfactory evidence that __________________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the _____________________________ of VISUALANT INCORPORATED, a Nevada corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED this ______ day of ____________________, 2016.

NOTARY PUBLIC in and for the State of , residing at __________________

Name (printed or typed)
My appointment expires: ___________________

EXHIBIT A

(Legal Description of Property)

LOTS 9 AND 12, BLOCK 17, ADDITION TO THE TOWN OF SEATTLE AS LAID OUT BY A. A. DENNY (COMMONLY KNOWN AS A. A. DENNY'S 3RD ADDITION TO THE CITY OF SEATTLE), ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 1 OF PLATS, PAGE(S) 33, IN KING COUNTY, WASHINGTON;

EXCEPT THE SOUTHERLY 5 FEET IN WIDTH OF SAID LOT 12 CONDEMNED IN KING COUNTY SUPERIOR COURT CAUSE NUMBER 82589 FOR WIDENING OF UNION STREET, AS PROVIDED BY ORDINANCE NUMBER 18188 OF THE CITY OF SEATTLE;

TOGETHER WITH THOSE EASEMENT RIGHTS APPURTENANT TO SAID PREMISES CONTAINED IN BUILDING AGREEMENT RECORDED UNDER RECORDING NUMBER 8704210116.

THE ABOVE ALSO BEING DESCRIBED AS FOLLOWS:

COMMENCING AT THE MOST SOUTHERLY CORNER OF SAID LOT 12;
THENCE NORTH 30°38'10" WEST 5.00 FEET TO THE POINT OF BEGINNING;
THENCE CONTINUING NORTH 30°38'10" WEST 114.92 FEET TO THE MOST WESTERLY CORNER OF LOT 9;
THENCE NORTH 59°22'16" EAST 119.97 FEET TO THE MOST NORTHERLY CORNER OF LOT 9;
THENCE SOUTH 30°37'36" EAST 114.90 FEET TO THE MOST NORTHWESTERLY MARGIN OF UNION STREET;
THENCE SOUTH 59°21'23" WEST 119.95 FEET TO THE POINT OF BEGINNING;

SITUATE IN THE CITY OF SEATTLE, COUNTY OF KING, STATE OF WASHINGTON.

Exhibit A-1

EXHIBIT B

(Floor Plate Showing Premises)

SUITE 810 & 815 PREMISES
Suite 810 & 815

Logan Building
8th Floor

December 5, 2016

1400 5th Avenue
Seattle, WA

Exhibit B-1

EXHIBIT C

(Work Letter)

This Work Letter sets forth the terms and conditions relating to the construction of improvements for the Premises.

SECTION 1

LANDLORD’S OBLIGATIONS

Except for disbursement of the Tenant Improvement Allowance set forth below or as otherwise set forth in the Lease, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project, except that Landlord will demolish one wall, and provide a new ceiling and new PIU’s, all of which shall be at Landlord’s sole cost and expense.

SECTION 2

TENANT IMPROVEMENTS

2.1           Tenant Improvement Allowance; Space Planning Allowance. Subject to the terms and conditions contained herein, Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of $23,575.00 (i.e., $25.00 per rentable square foot) for the costs relating to the initial design and construction of Tenant’s improvements (the “Tenant Improvements”), as further described in Section 2.2.1 below. In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Notwithstanding any provision to the contrary contained herein, to the extent any portion of the Tenant Improvement Allowance is unused by Tenant as of the date which is the first anniversary of the Lease Commencement Date (the “Outside Date”), then the remaining balance thereof shall revert to Landlord, and Tenant shall have no right to use such amount for any remaining improvements or alterations, nor as a Rent credit or cash allowance.

2.2           Disbursement of the Tenant Improvement Allowance.

2.2.1           Tenant Improvement Allowance Items. Except as otherwise set forth in this Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

2.2.1.1                      Payment of the fees of the Architect (and any other architects retained by Tenant, or by Architect) and the Engineers, as those terms are defined in Section 3.1 of this Work Letter, and payment of the fees of other professional services provided to Tenant in the design and construction of the Tenant Improvements, and payment of the actual and reasonable third party fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Work Letter;

2.2.1.2                      The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3                      The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions;

2.2.1.4                  The cost of any changes in the existing Building structure, capacities or systems (“Base Building”) when such changes are required by the Construction Drawings (including, without limitation, if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5                      The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”);

2.2.1.6                      Sales and use taxes;

2.2.1.7                 A construction supervision fee payable to Unico Properties LLC (Landlord’s property manager) equal to 4.0% of the Final Costs (as defined below) of the Tenant Improvements; and

2.2.1.8                      Any other out-of-pocket costs expended by Landlord in payment of cost items included in the Final Costs (as defined in Section 4.2.1 below) as agreed by Tenant, or as a result of Tenant’s failure to perform its obligations in connection with the construction of the Tenant Improvements.

2.2.2           Disbursement of Tenant Improvement Allowance. Upon written request from Tenant, Landlord shall disburse the Tenant Improvement Allowance (or the remaining portion thereof after disbursement to third parties for any Tenant Improvement Allowance Items) to Tenant within thirty (30) days after Tenant has opened for business, completed construction of the Tenant Improvements, and delivered to Landlord the following:

Exhibit C-1

2.2.2.1                       A detailed Final Costs statement showing the actual total costs of construction of the Tenant Improvements;

2.2.2.2                   A complete list of the names, addresses, telephone numbers and contract amounts for all Tenant's contractor, subcontractors, vendors and/or suppliers of labor and/or materials for Tenant's Work providing work, services and/or material in excess of $5,000.00 (“Major Contractors”);

2.2.2.3                      All mechanics' lien releases or other lien releases on account of Tenant's Work from Major Contractors, which are notarized, unconditional and in recordable form or in such form as Landlord shall have approved;

2.2.2.4                       Copies of all building permits, indicating inspection and approval of the Premises by the issuer of said permits;

2.2.2.5                      An architect's certification that the Premises have been constructed in accordance with the Approved Working Drawings (defined below); and

2.2.2.6                  (i) Final unconditional waivers of liens, contractors' affidavits, and architects' certificates in such form as may be required by Landlord and Landlord's title insurance company from all parties performing labor or supplying materials or services in connection with the Tenant Improvements showing that all of said parties have been compensated in full and waiving all liens, to the extent not already waived as provided above; (ii) a certificate of occupancy or equivalent as required to occupy the Premises; (iii) "as built" drawings and other final documentation; and (iv) a detailed breakdown of Tenant's total construction costs. The “as built” drawings and other final documentation shall include the following:

●
Electrical sub letter confirming electrical panels updated with all circuits
●
HVAC balance reports
●
Electrical phase balance reports
●
Updated fire alarm points list
●
As – built drawings in ACAD and PDF
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O&M manuals inclusive of all submittals and finishes
●
Warranties of Contractor and subcontractors
●
AutoCAD files in an AIA standard layering system, and pdf disk set via e-mail of architectural and MEP
●
As built controls instruction and sequence of operation
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Fan, pump, and balancing valve curves
●
Updated valve schedules
●
Valve schedule indicating valve tag number, location by room number, valve purpose and size, indicate damper locations and purpose. This information to be included for the following systems: 1. Refrigerant system 2. HVAC system 3. Exhaust system 4. Plumbing and HVAC piping systems 5. Temperature control system 6. Any other system installed but not listed above.

In no event shall the portion of the Tenant Improvement Allowance disbursed directly to Tenant exceed the actual out-of-pocket costs incurred by Tenant for construction of the Tenant Improvements.

SECTION 3

CONSTRUCTION DRAWINGS

3.1           Selection of Architect/Construction Drawings. Tenant shall retain an architect/space planner reasonably approved by Landlord (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Tenant shall retain engineering consultants approved by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises, which work is not part of the Base Building. Landlord’s approval of the Engineers shall not be unreasonably withheld and Landlord shall be deemed to have approved the Engineers proposed by Tenant if Landlord does not provide written notice of disapproval within five (5) business days after Tenant’s written request for approval. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

Exhibit C-2

3.2           Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, as well as the storefront and façade of the Premises. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require. Notwithstanding anything to the contrary in this Section 3.2, Landlord shall not unreasonably withhold, condition or delay its approval of the Final Space Plan; provided, however, that to the extent that such Final Space Plan may (i) affect the exterior of the Building, (ii) adversely affect the structural portions of the Building, (iii) adversely affect the Building systems and equipment, (iv) unreasonably interfere with any other occupant’s normal and customary office operation, (v) fail to comply with Applicable Laws, or (vi) fail to meet or exceed the Specifications, then Landlord may grant or withhold its approval of such Final Space Plan in its sole discretion.

3.3           Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith and resubmit them to Landlord. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of any revised Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. Notwithstanding anything to the contrary in this Section 3.3, Landlord shall not unreasonably withhold, condition or delay its approval of the Final Working Drawings; provided, however, that to the extent that such Final Working Drawings may (i) affect the exterior appearance of the Building, (ii) adversely affect the structural portions of the Building, (iii) adversely affect the Building systems and equipment, (iv) unreasonably interfere with any other occupant’s normal and customary office operation, (v) fail to comply with Applicable Laws, or (vi) fail to meet or exceed the Specifications, then Landlord may grant or withhold its approval of such Final Working Drawings in its sole discretion. Once approved by Landlord, the Final Working Drawings are the “Approved Working Drawings”.

3.4           Approved Working Drawings. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall timely cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1           Tenant’s Selection of Contractors.

4.1.1           The Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor (“Contractor”) shall be selected by Tenant subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall have the right, but not the obligation, to submit the Tenant Improvements for competitive bidding to two (2) or more general contractors.

4.1.2           Tenant’s Agents. All subcontractors used by Tenant (such subcontractors, and the Contractor, to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord does not approve any of Tenant’s proposed subcontractors, Tenant shall submit other proposed subcontractors for Landlord’s written approval. Landlord shall either approve or disapprove (with specific reasons for such disapproval) such Tenant’s Agents within five (5) days after Landlord’s receipt of Tenant’s request. The subcontractors set forth on Annex B hereto are hereby approved by Landlord.

Exhibit C-3

4.2           Construction of Tenant Improvements by Tenant’s Agents.

4.2.1           Construction Contract; Cost Budget. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the construction contract and general conditions with Contractor (the “Final Costs”).

4.2.2           Tenant’s Agents.

4.2.2.1                      Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by Landlord’s rules and regulations with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Tenant Improvements, which rules and regulations are attached hereto as Annex C. Tenant shall not pay a construction supervision or management fee to Landlord in connection with the Tenant Improvements (but a construction supervision fee shall be included as a Tenant Improvement Allowance Item as provided in Section 2.2 above).

4.2.2.2                      Indemnity. Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all third party claims for costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them in connection with the Tenant Improvements, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment.

4.2.2.3                      Insurance Requirements.

4.2.2.3.1                      General Coverages. All of Tenant’s Agents shall carry (a) worker’s compensation insurance as required by law covering all of their respective employees, (b) Employer’s Liability with minimum coverages of minimum of $500,000 each accident; $500,000 disease, policy limit; $500,000 disease, per employee; (c) Broad Form Commercial General Liability (naming Landlord and its property manager as additional insureds) with policy limits of $1,000,000 per occurrence Combined Single Limit and $3,000,000 aggregate (i.e., such insurance shall be broad form and shall include contractual liability, personal injury protection and completed operations coverage); (d) Auto Liability with coverage of at least $1,000,000; and (e) Property Insurance coverage for tools and equipment brought onto and/or used on any Property by the applicable contractor in an amount equal to the replacement costs of all such tools and equipment.

4.2.2.3.2                      Builder’s Risk Coverages. Tenant or Tenant’s Contractor shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.3.3                      General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.3 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately direct its Contractor or Tenants Agents as appropriate to repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord pursuant to this Work Letter, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for one (1) year following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.3 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Work Letter. Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security reasonably satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

Exhibit C-4

4.2.3           Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4           Inspection by Landlord. Upon reasonable prior notice to Tenant, Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Landlord shall conduct any such inspections in a manner so as to minimize any disruption of construction of the Tenant Improvements. Should Landlord reasonably and in good faith disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any such reasonable and good faith disapproval by Landlord of any portion of the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5           Meetings. Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings may be held by teleconference or at a mutually convenient location in the Seattle area agreed upon by Tenant and Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.

4.3           Copy of Record Set of Plans. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

SECTION 5

MISCELLANEOUS

5.1           Representatives. Tenant’s Representative means _________________ (phone: ______________; e-mail: _________________). Until further notice to Landlord, such Tenant’s Representative shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Landlord’s Representative shall mean Vicki Fehl (phone: 206-628-5060; e-mail: victoriaf@unicoprop.com) and Rob Lavergne (phone: 206-628-5066; e-mail: robl@unicoprop.com).

5.2           Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.3           Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease has occurred at any time on or before the completion of the Premises, and such default is not cured within the applicable cure period set forth in the Lease, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance until such time as such default is cured pursuant to the terms of the Lease and/or Landlord may cause Contractor to cease the construction of the Premises until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the completion of the Premises caused by such inaction by Landlord).

Exhibit C-5

RIDER ONE

RULES

(1) Access to Property. On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to and within the Property and/or to the passageways, lobbies, entrances, exits, loading areas, corridors, elevators or stairways and other areas in the Property may be restricted and access gained by use of a key to the outside doors of the Property, or pursuant to such security procedures Landlord may from time to time impose. Landlord shall in all cases retain the right to control and prevent access to such areas by Persons engaged in activities which are illegal or violate these Rules, or whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants (and Landlord shall have no liability in damages for such actions taken in good faith). No Tenant and no employee or invitee of Tenant shall enter areas reserved for the exclusive use of Landlord, its employees or invitees or other Persons. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

(2) Signs. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material, and with professional designers, fabricators and installers as may be first approved or designated by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant’s expense). Landlord reserves the right to remove at Tenant’s expense all matter not so installed or approved without notice to Tenant.

(3) Window and Door Treatments. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any item of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows or doors in the Premises except to the extent, if any, that the design, character, shape, color, material and make thereof is first approved or designated by the Landlord. Tenant shall not install or remove any solar tint film from the windows.

(4) Lighting and General Appearance of Premises. Landlord reserves the right to designate and/or approve in writing all internal lighting that may be visible from the public, common or exterior areas. The design, arrangement, style, color, character, quality and general appearance of the portion of the Premises visible from public, common and exterior areas, and contents of such portion of the Premises, including furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and replacements thereto shall at all times have a neat, professional, attractive, first class office appearance.

(5) Property Trade Name, Likeness, Trademarks. Tenant shall not in any manner use the name of the Property for any purpose, or use any trade names or trademarks used by Landlord, any other tenant, or its affiliates, or any picture or likeness of the Property for any purpose other than that of the business address of Tenant, in any letterheads, envelopes, circulars, notices, advertisements, containers, wrapping or other material.

(6) Deliveries and Removals. Furniture, freight and other large or heavy items, and all other deliveries may be brought into the Property only at times and in the manner designated by Landlord, and always at the Tenant’s sole responsibility and risk. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature or compliance with this Lease or Laws. Landlord may (but shall have no obligation to) require that all furniture, equipment, cartons and other items removed from the Premises or the Property be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Landlord may impose reasonable charges and requirements for the use of freight elevators and loading areas, and reserves the right to alter schedules without notice. Any hand carts used at the Property shall have rubber wheels and sideguards, and no other material handling equipment may be brought upon the Property without Landlord’s prior written approval.

(7) Outside Vendors. Tenant shall not obtain for use upon the Premises ice, drinking water, vending machine, towel, janitor and other services, except from Persons designated or approved by Landlord. Any Person engaged by Tenant to provide any other services shall be subject to scheduling and direction by the manager or security personnel of the Property. Vendors must use freight elevators and service entrances.

(8) Overloading Floors; Vaults. Tenant shall not overload any floor or part thereof in the Premises, or Property, including any public corridors or elevators therein bringing in or removing any large or heavy items, and Landlord may prohibit, or direct and control the location and size of, safes and all other heavy items and require at Tenant’s expense supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

Rider One - 1

(9) Locks and Keys. Tenant shall use such standard key system designated by Landlord on all keyed doors to and within the Premises, excluding any permitted vaults or safes (but Landlord’s designation shall not be deemed a representation of adequacy to prevent unlawful entry or criminal acts, and Tenant shall maintain such additional insurance as Tenant deems advisable for such events). Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment of Landlord’s charges. In the event of loss of any keys furnished by Landlord, Tenant shall pay Landlord’s reasonable charges therefor. The term “key” shall include mechanical, electronic or other keys, cards and passes. Landlord shall not be liable for the consequences of admitting by pass key or refusing to admit to the Premises the Tenant, Tenant’s agent or employees or other persons claiming the right of admittance.

(10) Utility Closets and Connections. Landlord reserves the right to control access to and use of, and monitor and supervise any work in or affecting, the “wire” or telephone, electrical, plumbing or other utility closets, the Systems and Equipment, and any changes, connections, new installations, and wiring work relating thereto (or Landlord may engage or designate an independent contractor to provide such services). Tenant shall obtain Landlord’s prior written consent for any such access, use and work in each instance, and shall comply with such requirements as Landlord may impose, and the other provisions of the Lease respecting electric installations and connections, telephone Lines and connections, and alterations generally. Tenant shall have no right to use any broom closets, storage closets, janitorial closets, or other such closets, rooms and areas whatsoever. Tenant shall not install in or for the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord’s prior written approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safe capacity.

(11) Plumbing Equipment. The toilet rooms, urinals, wash bowls, drains, sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

(12) Trash. All garbage, refuse, trash and other waste shall be kept in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places specified by Landlord, subject to Lease provisions respecting Hazardous Materials. Landlord reserves the right to require that Tenant participate in any recycling program designated by Landlord.

(13) Alcohol, Drugs, Food and Smoking. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture or sell any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit the same to occur. Tenant shall not at any time cook, sell, purchase or give away, food in any form by or to any of Tenant’s agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in microwave ovens and coffee makers properly maintained in good and safe working order and repair in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Laws or bother or annoy any other tenant). Tenant and its employees shall not smoke tobacco on any part of the Property (including exterior areas) except those areas, if any, that are designated or approved as smoking areas by Landlord.

(14) Use of Common Areas; No Soliciting. Tenant shall not use the Common Areas, including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules. Without limiting the generality of the foregoing, Tenant shall not allow anything to remain in any passageway, sidewalk, court, corridor, stairway, entrance, exit, elevator, parking or shipping area, or other area outside the Premises. Tenant shall not use the Common Areas to canvass, solicit business or information from, or distribute any item or material to, other tenants or invitees of the Property. Tenant shall not make any room to room canvass to solicit business or information or to distribute any item or material to or from other tenants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premise unless ordinarily embraced within the Tenant’s use of the Premises expressly permitted in the Lease.

(15) Energy and Utility Conservation. Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Property and shall not allow the adjustment (except by Landlord’s authorized Property personnel) of any controls. Tenant shall not obstruct, alter or impair the efficient operation of the Systems and Equipment, and shall not place any item so as to interfere with air flow. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord’s consent. If reasonably requested by Landlord (and as a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord), Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

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(16) Unattended Premises. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

(17) Going-Out-Of-Business Sales and Auctions. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, “lost our lease” or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant’s creditors.

(18) Labor Harmony. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment, or labor and employment practices that, in Landlord’s good faith judgment, may cause strikes, picketing or boycotts or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Property.

(19) Prohibited Activities. Tenant shall not: (i) use strobe or flashing lights in or on the Premises, (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical, electromagnetic, energy, microwave, radiation or other waves or fields which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, or impair or interfere with computers, faxes or telecommunication lines or equipment at the Property or elsewhere, or create a health hazard, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Premises or Building, (ix) make or permit objectionable noise, vibration or odor to emanate from the Premises, (x) do anything in or about the Premises or Property that is illegal, immoral, obscene, pornographic, or anything that may in Landlord’s good faith opinion create or maintain a nuisance, cause physical damage to the Premises or Property, interfere with the normal operation of the Systems and Equipment, impair the appearance, character or reputation of the Premises or Property, create waste to the Premises or Property, cause demonstrations, protests, loitering, bomb threats or other events that may require evacuation of the Building, (xi) advertise or engage in any activities which violate any code of ethics or licensing requirements of any professional or business organization, (xii) throw or permit to be thrown or dropped any item from any window or other opening in the Property, (xiii) use the Premises for any purpose, or permit upon the Premises or Property anything, that may be dangerous to persons or property (including firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible items or materials) (xiv) place vending or game machines in the Premises, except vending machines for employees which shall be at Tenant’s sole cost and expense and only upon prior notice to and consent of Landlord, (xv) adversely affect the indoor air quality of the Premises or Property, (xvi) use the Premises for cooking or food preparation other than preparation of coffee, tea and similar beverages, or customary microwave use, for Tenant and its employees, or (xvii) do or permit anything to be done upon the Premises or Property in any way tending to disturb, bother, annoy or interfere with Landlord or any other tenant at the Property or the tenants of neighboring property, or otherwise disrupt orderly and quiet use and occupancy of the Property.

(20) Transportation Management. Tenant shall comply with all present or future programs intended to manage parking, transportation or traffic in and around the Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

(21) Parking. Subject to any contrary provisions of this Lease, if the Property now or hereafter contains, or Landlord has obtained the right to use for the Property, a parking garage, structure, facility or area, the following Rules shall apply therein:

(i) Parking shall be available in areas designated by Landlord from time to time, and for such daily or monthly charges as Landlord may establish from time to time. Parking for Tenant and its employees and visitors shall be on a “first come, first served,” unassigned basis, in common with Landlord and other tenants at the Property, and their employees and visitors, and other Persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same. However, in no event shall Tenant and Tenant’s employees and visitors use more spaces than the number derived by applying Tenant’s Pro Rata Share (as defined in the Lease) to the total number of unassigned spaces in the area or areas designated by Landlord from time to time to serve the Premises. In addition, Landlord reserves the right to: (x) adopt additional requirements or procedures pertaining to parking, including systems with charges favoring carpooling, and validation systems, (y) assign specific spaces, and reserve spaces for small and other size cars, disabled persons, and other tenants, customers of tenants or other parties, and (z) restrict or prohibit full size vans and other large vehicles.

(ii) Monthly fees shall be paid in advance prior to the first of each month. Failure to do so will automatically cancel parking privileges, and incur a charge at the posted daily parking rate. No deductions from the monthly rate will be made for days on which the Garage is not used by Tenant or its designees. In case of any violation of these rules, Landlord may also refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Property without liability whatsoever, at such violator’s risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement or guideline, termination or modification of any lease or other agreement by which Landlord obtained parking rights, or any other reason beyond Landlord’s reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant’s sole recourse.

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(iii) Hours shall be reasonably established by Landlord or its parking operator from time to time; cars must be parked entirely within the stall lines, and only small or other qualifying cars may be parked in areas reserved for such cars; all directional signs, arrows and speed limits must be observed; spaces reserved for disabled persons must be used only by vehicles properly designated; washing, waxing, cleaning or servicing of any vehicle is prohibited; every parker is required to park and lock his own car, except to the extent that Landlord adopts a valet parking system; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles, (c) where “no parking” signs are posted, (d) on ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

(iv) Parking stickers, key cards or any other devices or forms of identification or entry shall remain the property of Landlord. Such devices must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void. Loss or theft of parking identification, key cards or other such devices must be reported to Landlord or any garage manager immediately. Any parking devices reported lost or stolen which are found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant or its employees must be reported to Landlord or the office of the garage immediately.

(22) Responsibility for Compliance. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended, by Tenant’s employees and as applicable, by Tenant’s agents, invitees, contractors, subcontractors, and suppliers. Tenant shall cooperate with any reasonable program or requests by Landlord to monitor and enforce the Rules, including providing vehicle numbers and taking appropriate action against such of the foregoing parties who violate these provisions.

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RIDER TWO

GREEN ADDENDUM

(1) The term "Green Standard" or words of similar import shall include the U.S. EPA’s Energy Star® rating, the Green Building Initiative’s Green Globes TM for Continual Improvement of Existing Buildings (Green GlobesTM-CIEB), the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED), and/or a current and similar organization with equally rigorous environmentally and sustainable practices.

(2) Building Expenses shall also include: (i) all costs of maintaining, managing, reporting, commissioning, and recommissioning the Building or any part thereof that was designed and/or upgraded to be sustainable and conform with one or more Green Standard rating systems, and (ii) all costs of applying, reporting and commissioning the Building or any part thereof to seek certification under one or more Green Standard rating systems, provided however, the cost of such applying, reporting and commissioning of the Building or any part thereof to seek certification shall be a cost capitalized and thereafter amortized as an annual Expense under GAAP.

(3) Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or other tenants of the Building. Tenant shall not use or operate the Premises in any manner that will cause the Building or any part thereof not to conform with Landlord’s sustainability practices or a Green Standard certification of the Building.

(4) This building is or may become in the future certified under a Green Standard or operated pursuant to Landlord’s sustainable building practices. Landlord’s sustainability practices address whole-building operations and maintenance issues including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, Indoor Air Quality, and lighting performance standards. All construction and maintenance methods and procedures, material purchases, and disposal of waste must be in compliance with minimum standards and specifications, in addition to all applicable laws.

(5) Tenant shall use proven energy and carbon reduction measures, including energy efficient bulbs in task lighting; use of lighting controls; closing shades as needed to avoid over heating the space; turning off lights and equipment at the end of the work day; purchasing ENERGY STAR® qualified equipment, including but not limited to lighting, office equipment, commercial and residential quality kitchen equipment, vending and ice machines, and; purchasing products certified by the U.S. EPA’s Water Sense® program.

(6) Tenant covenants and agrees, at its sole cost and expense: (a) to comply with all present and future laws, orders and regulations of the Federal, State, county, municipal or other governing authorities, departments, commissions, agencies and boards regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, “trash”); (b) to comply with Landlord’s recycling policy as part of Landlord’s sustainability practices where it may be more stringent than applicable law; (c) to sort and separate its trash and recycling into such categories as are provided by law or Landlord’s sustainability practices; (d) that each separately sorted category of trash and recycling shall be placed in separate receptacles as directed by Landlord, and; (e) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section. Where possible, the Landlord shall provide a composting program and encourage the Tenant to sort and separate its trash and recycling from compost material.

(7) Landlord shall provide and install all original bulbs and tubes for Building standard lighting fixtures within the Premises and all replacement tubes for such lighting, the cost of which shall be included in Building Expenses; all other bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Tenant at Tenant’s cost and expense, and must comply with Landlord’s sustainability practices, including any Green Standard rating system, concerning the environmental compliance of the Building or the Premises, as the same may change from time to time. All maintenance and repairs made by Tenant must comply with Landlord’s sustainability practices, including any Green Standard rating system concerning the environmental compliance of the Building or the Premises, as the same may change from time to time.

(8) Any and all Tenant Improvement Work and/or Alterations is strongly encouraged to be performed in accordance with Landlord’s sustainability practices, including any Green Standard or third-party rating system concerning the environmental compliance of the Building or the Premises, as the same may change from time to time. Tenant is further encouraged to engage a qualified third party LEED or Green Standard professional or similarly qualified professional during the design phase through implementation of any Tenant Improvement Work and/or Alterations to review all plans, material procurement, demolition, construction and waste management procedures to ensure they are in full conformance with Landlord’s sustainability practices, as aforesaid. Any and all waste and debris from Tenant Improvement Work and/or Alterations must meet the minimum requirements set forth by the Green Standard.

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(9) Landlord does not permit space heaters or other energy-intensive equipment unnecessary to conduct Tenant’s business without written approval by Landlord. Any space conditioning equipment that is placed in the Premises for the purpose of increasing comfort to tenants shall be operated on sensors or timers that limit operation of equipment to hours of occupancy in the areas immediately adjacent to the occupying personnel.

(10) Tenant acknowledges that it is Landlord’s intention that the Property be operated in a manner which is consistent with Landlord’s sustainability practices. Tenant is required to comply with these practices within its Premises.

(11) Tenant shall dispose of, in an environmentally sustainable manner, any equipment, furnishings, or materials no longer needed by Tenant and shall recycle or re-use such items in accordance with Landlord’s sustainability practices. Tenant is responsible for reporting this activity to Landlord in a format determined by Landlord.

(12) Landlord currently provides janitorial service only after 5:30 p.m. five days per week (excluding legal holidays). Landlord reserves the right to conduct routine cleaning during Normal Business Hours in accordance with Landlord’s sustainability practices and will be done in such a way as to minimize disruption.

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